UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Swift Transportation Company

(Name of Registrant as Specified In Its Charter)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 8, 2013

To our stockholders:

We cordially invite you to attend the 2013 annual meeting of Swift’s stockholders. The meeting will take place at the corporate offices of the Company which are located at 2200 S. 75th Ave., Phoenix, Arizona 85043, on Wednesday, May 8, 2013, at 8:00 a.m. local time. We look forward to your attendance either in person or by proxy.

The purpose of the meeting is to:

(1)	Elect the five nominees named in the attached proxy statement as directors of Swift;

(2)	Advisory vote to approve the compensation of Swift’s named executive officers;

(3)	Ratify the appointment of KPMG LLP as Swift’s independent registered public accounting firm for the fiscal year 2013; and

(4)	Transact any other business that may properly come before the meeting.

Only stockholders of record at the close of business on March 22, 2013, may vote at the meeting or any postponements or adjournments of the meeting.

By Order of the Board of Directors,

James Fry

Executive Vice President, General Counsel and Secretary

Date: April 8, 2013

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE STOCKHOLDER MEETING TO BE HELD ON MAY 8, 2013

The Company’s proxy statement for the 2013 annual meeting of stockholders and its Annual Report to stockholders for the fiscal year ended December 31, 2012 are available at www.swifttrans.com.

PROXY STATEMENT

SWIFT TRANSPORTATION COMPANY

2200 South 75th Avenue

Phoenix, Arizona 85043

ANNUAL MEETING OF STOCKHOLDERS

To be held on May 8, 2013

The Board of Directors (the “Board”) of Swift Transportation Company (the “Company” or “Swift”, “we”, “our”) is furnishing you this proxy statement in connection with the solicitation of proxies on its behalf for the 2013 Annual Meeting of Stockholders (“Annual Meeting”). The meeting will take place at the corporate offices of the Company which are located at 2200 S. 75th Ave., Phoenix, Arizona 85043, on Wednesday, May 8, 2013, at 8:00 a.m. local time. At the meeting, stockholders will vote on (i) the election of the five directors named in this proxy statement, (ii) an advisory approval of the compensation of Swift’s named executive officers; and (iii) the ratification of KPMG LLP as Swift’s independent registered public accounting firm for the fiscal year 2013. Stockholders also will consider any other matters that may properly come before the meeting, although we know of no other business to be presented.

By submitting your proxy (either by signing and returning the enclosed proxy card, by voting electronically on the Internet or by telephone), you authorize James Fry, Swift’s Executive Vice President, General Counsel and Secretary, and Virginia Henkels, Swift’s Executive Vice President and Chief Financial Officer (“CFO”), to represent you and vote your shares at the Annual Meeting in accordance with your instructions. They also may vote your shares to adjourn the meeting and will be authorized to vote your shares at any postponements or adjournments of the Annual Meeting.

Swift’s Annual Report to Stockholders for the fiscal year ended December 31, 2012, which includes the Company’s fiscal 2012 audited consolidated financial statements, accompanies this proxy statement. Although the Annual Report is being distributed with this proxy statement, it does not constitute a part of the proxy solicitation materials and is not incorporated by reference into this proxy statement.

We are first sending the proxy statement, form of proxy and accompanying materials to stockholders on or about April 8, 2013.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS

AND THE ANNUAL MEETING

When and Where is the Annual Meeting?

Date:	Wednesday, May 8, 2013
Time:	8:00 a.m., Local Time
Location:	Swift Transportation Company
2200 S 75th Ave
Phoenix, AZ 85043

What Matters will be Voted upon at the Annual Meeting?

At the Annual Meeting, you will be asked to:

•

Vote upon a proposal to elect nominees William Post, Jerry Moyes, Richard H. Dozer, David Vander Ploeg and Glenn Brown as directors to hold office for a term of one year, expiring at the close of the Annual Meeting of Stockholders in 2014 or until their successors are duly elected and qualified or until their earlier resignation or removal.

•	Advisory vote to approve the compensation of Swift’s named executive officers.

•	Vote upon a proposal to ratify the appointment of KPMG LLP as Swift’s independent registered public accounting firm for the 2013 calendar year.

•	Transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

What Constitutes a Quorum?

The presence, either in person or by proxy, of the holders of at least a majority of our issued and outstanding shares of common stock entitled to vote is required to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes, which are described in more detail below, are counted as shares present at the Annual Meeting for purposes of determining whether a quorum exists.

What if a Quorum is not Present at the Annual Meeting?

If a quorum is not present at the meeting, the holders of a majority of voting power of the shares (but in any event not less than one-third of such shares) entitled to vote at the meeting who are present, in person or represented by proxy, or the chairman of the meeting, may adjourn the meeting until a quorum is present. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given.

Who is Entitled to Vote?

Only stockholders of record of Swift’s common stock at the close of business on Friday, March 22, 2013, which is the “record date,” are entitled to notice of, and to vote at, the Annual Meeting. Shares that may be voted include shares that are held:

•	directly by the stockholder of record, and

•	beneficially through a broker, bank or other nominee.

Each share of our Class A common stock will be entitled to one vote on all matters submitted for a vote at the Annual Meeting. Each share of our Class B common stock will be entitled to two votes on all matters submitted for a vote at the Annual Meeting.

As of the record date, there were 87,309,116 shares of our Class A common stock issued and outstanding and entitled to be voted at the Annual Meeting and 52,495,236 shares of our Class B common stock issued and outstanding and entitled to be voted at the Annual Meeting.

What is the Effect of not Casting your Vote?

If your shares are held in “street name” (the shares are held by a bank, brokerage firm or other nominee — the “record holder”), it is critical that you cast your vote if you want it to count in the election of directors and the advisory vote on compensation of our named executive officers. Under the rules of the New York Stock Exchange (“NYSE”), a record holder does not have discretionary voting power with respect to the approval of “non-routine” matters absent specific voting instructions from the beneficial owners of such shares. The proposals to elect directors and to approve, on an advisory basis, executive compensation are considered non-routine matters. Therefore, your shares will not be voted without your specific instructions. Thus, if you hold your shares in street name and you do not instruct your record holder how to vote in the election of directors (Proposal 1), or the advisory vote to approve the compensation of Swift’s named executive officers (Proposal 2), no votes will be cast on your behalf. Your record holder will, however, continue to have the ability to vote your shares in its discretion on the ratification of the appointment of the independent registered public accounting firm (Proposal 3).

What is the Difference between Holding Shares as a “Registered Owner” and a “Beneficial Owner”?

Most of Swift’s Class A stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between registered shares and those owned beneficially:

•

Registered Owners — If your shares are registered directly in your name with our transfer agent, Wells Fargo Shareowner Services, you are, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to grant your voting proxy directly to the Company or to vote in person at the Annual Meeting.

•

Beneficial Owners — If your shares are held in a brokerage account, bank or by another nominee, you are, with respect to those shares, the “beneficial owner” of shares held in street name. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote or to vote in person at the Annual Meeting. However, since you are not a stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a “legal proxy” from your broker, bank or other nominee (who is the stockholder of record) giving you the right to vote the shares.

What is a Broker Non-Vote?

Generally, a “broker non-vote” occurs when a broker, bank or other nominee that holds shares in “street name” for a customer is precluded from exercising voting discretion on a particular proposal because (i) the beneficial owner has not instructed the nominee on how to vote, and (ii) the nominee lacks discretionary voting power to vote such issues.

Under the rules of the NYSE, as discussed above, a nominee does not have discretionary voting power with respect to the approval of “non-routine” matters absent specific voting instructions from the beneficial owners of such shares.

What Stockholder Approval is Necessary for Approval of the Proposals?

Election of Directors (Proposal 1)

Each director shall be elected by a vote of the majority of votes cast with respect to that director. This means that a director must receive more “for” than “withheld” votes with respect to that director. However, if the number of nominees is greater than the number of directors to be elected, the directors will be elected by the vote of a plurality of the shares represented in person or by proxy at any stockholder meeting. Broker non-votes and abstentions will have no effect on the outcome of this proposal.

Advisory Vote to Approve the Compensation of Swift’s Named Executive Officers (Proposal 2)

Approval of this resolution requires the affirmative vote of a majority of the votes cast by the stockholders entitled to vote thereon who are present in person or represented by proxy at the Annual Meeting. Broker non-votes and abstentions will have no effect on the outcome of this proposal. While this vote is required by law, it is not binding on the Company or the Board. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions.

Ratification of the Appointment of KPMG as Swift’s Independent Registered Public Accounting Firm (Proposal 3)

The ratification of the Audit Committee’s appointment of KPMG LLP as Swift’s independent registered public accounting firm for the fiscal year 2013 requires the affirmative vote of a majority of the shares of our common stock cast by the shareholders entitled to vote thereon who are present in person or represented by proxy at the Annual Meeting. Broker non-votes and abstentions will have no effect on the outcome of this proposal. Stockholder ratification is not required for the appointment of Swift’s independent registered public accounting firm. However, we are submitting the proposal to solicit the opinion of our stockholders.

May I Vote my Shares in Person at the Annual Meeting?

If you are the registered owner of shares of Swift’s common stock on the record date, you have the right to vote your shares in person at the Annual Meeting.

If you are the beneficial owner of shares of Swift’s common stock on the record date, you may vote these shares in person at the Annual Meeting if you have requested a legal proxy from your broker, bank or other nominee (the stockholder of record) giving you the right to vote the shares at the Annual Meeting. You will need to complete such legal proxy and present it to Swift at the Annual Meeting.

Even if you plan to attend the Annual Meeting, we recommend that you submit your proxy card or voting instructions so that your vote will be counted if you later decide not to attend the Annual Meeting.

How can I Vote my Shares without Attending the Annual Meeting?

If you are a registered owner, you may instruct the named proxy holders on how to vote your shares by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided with this proxy statement, or by using the Internet voting site or the toll-free telephone number listed on the proxy card. Specific instructions for using the Internet and telephone voting systems are on the proxy card. The Internet and telephone voting systems will be available until 11:59 p.m. Mountain Standard Time on Tuesday, May 7, 2013 (the day before the Annual Meeting).

If you are the beneficial owner of shares held in street name, you should instruct your broker, bank or other nominee on how to vote your shares. Your broker, bank or other nominee has enclosed with this proxy statement a voting instruction card for you to use in directing your nominee on how to vote your shares. The instructions from your nominee will indicate whether Internet or telephone voting is available and, if so, will provide details regarding how to use those systems.

How will my Proxy be Voted?

Shares represented by a properly executed proxy (in paper form, by Internet or by telephone) that is received in a timely manner, and not subsequently revoked, will be voted at the Annual Meeting or any adjournment or postponement thereof in the manner directed on the proxy. James Fry and Virginia Henkels are named as proxies in the proxy form and have been designated by the Board as the directors’ proxies to represent you and vote your shares at the Annual Meeting. All shares represented by a properly executed proxy on which no choice is specified will be voted:

(1)	FOR the election of the five nominees for director named in this proxy statement;

(2)	FOR the resolution approving, on an advisory basis, the compensation of Swift’s named executive officers;

(3)	FOR the ratification of the appointment of KPMG LLP as Swift’s independent registered public accounting firm for the 2013 calendar year; and

(4)	in accordance with the proxy holders’ best judgment as to any other business that properly comes before the Annual Meeting.

May I Revoke my Proxy and Change my Vote?

Yes. You may revoke your proxy and change your vote at any time prior to the vote at the Annual Meeting.

If you are the registered owner, you may revoke your proxy and change your vote by:

•	submitting a new proxy bearing a later date (which automatically revokes the earlier proxy);

•	giving notice of your changed vote to us in writing mailed to the attention of James Fry, Corporate Secretary, at our executive offices;

•	attending the Annual Meeting and giving oral notice of your intention to vote in person; or

•	re-voting by telephone or Internet.

You should be aware that simply attending the Annual Meeting will not in and of itself constitute a revocation of your proxy.

Will my Vote be kept Confidential?

Yes, your vote will be kept confidential and not disclosed to the Company unless:

•	required by law;

•	you expressly request disclosure on your proxy; or

•	there is a proxy contest.

Who will Pay the Costs of Soliciting Proxies?

Swift will bear all costs of this proxy solicitation. In addition to soliciting proxies by this mailing, our directors, officers and regular employees may solicit proxies personally or by mail, telephone, facsimile or other electronic means, for which solicitation they will not receive any additional compensation. Swift will reimburse brokerage firms, custodians, fiduciaries and other nominees for their out-of-pocket expenses in forwarding solicitation materials to beneficial owners upon our request.

What other Business will be Presented at the Annual Meeting?

As of the date of this proxy statement, the Board knows of no other business that may properly be, or is likely to be, brought before the Annual Meeting. If any other matters should arise at the Annual Meeting, the persons named as proxy holders, James Fry and Virginia Henkels will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If, for any unforeseen reason, any of the director nominees are not available to serve as a director, the named proxy holders will vote your proxy for such other director candidate or candidates as may be nominated by the Board.

Where can I Find the Voting Results of the Annual Meeting?

Swift intends to report voting results of the Annual Meeting on Form 8-K within four business days after the Annual Meeting.

What Should I do if I Receive more than One Set of Voting Materials?

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxies or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account. If you are a registered owner and your shares are registered in more than one name, you will receive more than one proxy card. Please vote each proxy and instruction card that you receive.

Who can Help Answer my Questions?

If you have questions concerning a proposal or the Annual Meeting, if you would like additional copies of this proxy statement, or if you need directions to or special assistance at the Annual Meeting, please call the Corporate Secretary at 1-800-800-2200, extension 9073574 or email the Corporate Secretary at jim_fry@swifttrans.com. In addition, information regarding the Annual Meeting is available via the Internet at our website, www.swifttrans.com.

THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Corporate Governance Documents

In furtherance of its goals of providing effective governance of Swift’s business and affairs for the long-term benefit of stockholders and promoting a culture and reputation of the highest ethics, integrity and reliability, the Board has adopted Corporate Governance Guidelines, charters for each of its Board committees, and a Code of Business Conduct and Ethics for directors, officers and employees of the Company. Each of these documents is available in the corporate governance section of the Investor Relations page of our Web site at www.swifttrans.com.

Risk Management and Oversight

Our full Board oversees our risk management process. Our Board oversees a company-wide approach to risk management, carried out by our management. Our full Board determines the appropriate risk for us generally, assesses the specific risks faced by us, and reviews the steps taken by management to manage those risks. While the full Board maintains the ultimate oversight responsibility for the risk management process, its committees oversee risk in certain specified areas. In particular, our Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements, and the incentives created by the compensation awards it administers. Our Audit Committee oversees management of enterprise risks as well as financial risks and is responsible for overseeing potential conflicts of interests. Our Nominating and Corporate Governance Committee is responsible for overseeing the management of risks associated with the independence of our Board. Pursuant to the Board’s instruction, management regularly reports on applicable risks to the relevant committee or the full Board, as appropriate, with additional review or reporting on risks conducted as needed or as requested by our Board and its committees.

Composition of Board and Board Leadership Structure

Our Board currently consists of five members, William Post, Jerry Moyes, Richard H. Dozer, David Vander Ploeg and Glenn Brown, all of whom other than Mr. Moyes qualify as independent directors under the corporate governance standards of the NYSE and the independence requirements of Rule 10A-3 of the Securities Exchange

Act of 1934 (the “Exchange Act”). Our Board requires the separation of the offices of the Chairman of our Board and our Chief Executive Officer (“CEO”). Currently, our independent Chairman of the Board is William Post. Our Board will be free to choose the Chairman in any way that it deems best for us at any given point in time, provided that the Chairman not be our CEO or any other employee of Swift. If the Chairman of the Board is not an independent director, our Board’s independent directors will designate one of the independent directors on the Board to serve as lead independent director. In addition, so long as our CEO is a permitted holder or an affiliated person (as defined in our certificate of incorporation), the Chairman of our Board must be an independent director. The duties of the Chairman, or the lead independent director if the Chairman is not independent, include:

•	presiding at all executive sessions of the independent directors;

•	presiding at all meetings of our Board and the stockholders (in the case of the lead independent director, where the Chairman is not present);

•	coordinating the activities of the independent directors;

•	preparing Board meeting agendas in consultation with the CEO and lead independent director or Chairman, as the case may be, and coordinating Board meeting schedules;

•	authorizing the retention of outside advisors and consultants who report directly to the Board;

•	requesting the inclusion of certain materials for Board meetings;

•	consulting with respect to, and where practicable receiving in advance, information sent to the Board;

•	collaborating with the CEO and lead independent director or Chairman, as the case may be, in determining the need for special meetings;

•	in the case of the lead independent director, acting as liaison for stockholders between the independent directors and the Chairman, as appropriate;

•	communicating to the CEO, together with the chairman of the Compensation Committee, the results of the Board’s evaluation of the CEO’s performance;

•

responding directly to stockholder and other stakeholder questions and comments that are directed to the Chairman of the Board, or to the lead independent director or the independent directors as a group, as the case may be; and

•	performing such other duties as our Board may delegate from time to time.

In the absence or disability of the Chairman, the duties of the Chairman (including presiding at all meetings of our Board and the stockholders) shall be performed and the authority of the Chairman may be exercised by an independent director designated for this purpose by our Board. The Chairman of our Board (if he or she is an independent director) or the lead independent director, if any, may only be removed from such position with the affirmative vote of a majority of the independent directors, only for the reasons set forth in our By-laws, including a determination that the Chairman, or lead independent director, as the case may be, is not exercising his or her duties in the best interests of Swift and our stockholders.

Board Diversity

As reflected in the director biographies, the Board prefers a mix of background and experience among its members. The Board does not follow any ratio or formula to determine the appropriate mix. Rather, it uses its judgment to identify nominees whose backgrounds, attributes and experiences, taken as a whole, will contribute to the high standards of Board service to the Company. The effectiveness of this approach is evidenced by the directors’ participation in insightful and robust, yet mutually respectful, deliberation that occurs at Board and committee meetings.

Board Meetings

The Board held six meetings during the 2012 calendar year. All directors attended all of the Board meetings in 2012.

Director Attendance at Annual Meeting

All five directors attended Swift’s 2012 Annual Meeting of Stockholders. Directors are invited and encouraged to attend the Company’s annual meeting of stockholders.

Board Committees

As a result of Mr. Moyes, Ms. Moyes jointly with Mr. Moyes, and the various Moyes children’s trusts controlling a majority of our voting common stock, we qualify as a “controlled company” within the meaning of the corporate governance listing standards of the NYSE. As such, we have the option to elect not to comply with certain of such listing standards. However, consistent with our goal to implement strong corporate governance standards, we do not currently, and do not intend to, elect to be treated as a “controlled company” under the rules of the NYSE.

Our Board has an Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee, each of which is composed entirely of independent directors, each of whom is a “non-employee director” as defined in Rule 16b-3(b)(3) under the Exchange Act, and an “outside director” within the meaning of Section 162(m)(4)(c)(i) of the Internal Revenue Code. Our Board also created a Special Committee comprised entirely of independent directors in order to consider potential acquisition opportunities that were presented during 2012. While no acquisitions were initiated in 2012, the Special Committee continues to analyze potential opportunities.

Members serve on these committees until their respective resignations or until otherwise determined by our Board. Our Board may from time to time establish other committees.

Committee memberships are as follows:

Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Richard H. Dozer (Chairman)	David Vander Ploeg (Chairman)	William Post (Chairman)
William Post	William Post	Richard H. Dozer
David Vander Ploeg	Richard H. Dozer	David Vander Ploeg
Glenn Brown	Glenn Brown	Glenn Brown

Special Committee
William Post (Chairman)
Richard Dozer
David Vander Ploeg
Glenn Brown

Audit Committee

The Audit Committee held twelve meetings in 2012. The Audit Committee performs the following functions:

•

reviews the audit plans and findings of our independent registered public accounting firm and our internal audit and risk review staff, as well as the results of regulatory examinations, and tracks management’s corrective action plans where necessary;

•	reviews our financial statements, including any significant financial items and/or changes in accounting policies, with our management and independent registered public accounting firm;

•	reviews our financial risk and control procedures, compliance programs, and significant tax, legal, and regulatory matters;

•

has the sole discretion to appoint annually our independent registered public accounting firm, evaluate its independence and performance, and set clear hiring policies for employees or former employees of the independent registered public accounting firm;

•	regularly reviews matters and monitors compliance with procedures with Swift’s internal audit department and oversees performance of internal audit department;

•	oversees investigation and resolution of complaints submitted under the Company’s Whistleblower policy;

•	administers our related party transactions policy and evaluates related party transactions submitted for approval;

•	regularly meets with management, internal auditors, the independent auditors and the Board in executive session; and

•	annually reviews the Audit Committee Charter for compliance with the duties and responsibilities set forth therein.

The Board has determined that Richard H. Dozer is an audit committee financial expert as such term is defined in Item 407(d)(5) of Regulation S-K, promulgated by the Securities and Exchange Commission (“SEC”). The Board has determined that all members of the Audit Committee satisfy the independence standards of the NYSE listing standards and the SEC requirements and possess the requisite knowledge in financial matters to sit as a member of the Audit Committee.

Compensation Committee

The Compensation Committee, which held seven meetings in 2012, all of which were attended by all Compensation Committee members, performs the following functions:

•	evaluates the performance of, determines, approves and recommends to the Board the base salary, cash incentives and annual equity awards for the Chief Executive Officer and the President;

•	annually reviews corporate goals and objectives relevant to the compensation of our other executive officers and evaluates performance in light of those goals and objectives;

•	approves base salary and other compensation of our other executive officers;

•	approves and recommends to the Board annual equity awards for the executive officers;

•

adopts, oversees, and periodically reviews the operation of all of Swift’s equity-based employee (including management and director) compensation plans and incentive compensation plans, programs and arrangements, including grants of restricted stock units, performance units and stock options and other perquisites and fringe benefit arrangements;

•	annually reviews the outside directors’ compensation arrangements to ensure their competitiveness and compliance with applicable laws;

•	annually reviews the Company’s cash and equity incentive performance goals and objectives and certifies whether such goals are met;

•	reviews with management the Compensation Discussion and Analysis (“CD&A”) for inclusion in the Proxy Statement filed with the SEC; and

•	annually reviews the Compensation Committee Charter for compliance with the duties and responsibilities set forth therein.

The Board has determined that all members of the Compensation Committee satisfy the independence listing standards of the NYSE and the SEC requirements. All members of the Compensation Committee qualify as “nonemployee directors” for purposes of Rule 16b-3 of the Exchange Act and as “outside directors” for purposes of Section 162(m) of the Internal Revenue Code, as amended.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee, which held four meetings in 2012, all of which were attended by all Nominating and Corporate Governance Committee members, performs the following functions:

•	identifies, screens, and recommends qualified candidates to the Board for Board membership;

•	develops and reviews corporate governance guidelines adopted by the Board;

•	advises the Board with respect to the Board composition, diversity, procedures and committees;

•	oversees the evaluation of the Board and management;

•	monitors compliance with the Company’s securities trading policy and corporate governance guidelines;

•	recommends individuals to the Board for election by the stockholders or appointment by the Board;

•	reviews the administration of our related party transactions policy and evaluates related party transactions submitted for approval; and

•	annually reviews the Nominating and Corporate Governance Committee Charter for compliance with the duties and responsibilities set forth therein.

The Board has determined that all members of the Nominating and Corporate Governance Committee satisfy the independence listing standards of the NYSE.

Corporate Governance Guidelines

Our Board has adopted corporate governance guidelines to assist the Board in the exercise of its duties and responsibilities and to serve the best interests of the Company and our stockholders. A copy of these guidelines has been posted on our website, www.swifttrans.com. These guidelines, which provide a framework for the conduct of the Board’s business, provide that:

•	directors are responsible for attending Board meetings and meetings of committees on which they serve and to review in advance of meetings material distributed for such meetings;

•

the Board’s principal responsibility is to oversee and direct our management in building long-term value for our stockholders and to assure the vitality of Swift for our customers, clients, employees, and the communities in which we operate;

•

at least two-thirds of the Board shall be independent directors, and other than our CEO and up to one additional non-independent director, all of the members of our Board will be independent directors;

•	our Nominating and Corporate Governance Committee is responsible for nominating members for election to our Board and will consider candidates submitted by stockholders;

•	our Board believes that it is important for each director to have a financial stake in Swift to help align the director’s interests with those of our stockholders;

•

although we do not impose a limit to the number of other public company boards on which a director serves, our Board expects that each member be fully committed to devoting adequate time to his or her duties to Swift;

•	the independent directors meet in executive session on a regular basis, but not less than quarterly;

•	each of our Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee must consist solely of independent directors;

•

new directors participate in an orientation program and all directors are encouraged to attend, at our expense, continuing educational programs to further their understanding of our business and enhance their performance on our Board; and

•	our Board and its committees sponsor annual self-evaluations to determine whether members of the Board are functioning effectively.

In addition, our governance guidelines include a resignation policy requiring sitting directors to tender resignations if they fail to obtain a majority vote in uncontested elections.

Nomination of Director Candidates

The Nominating and Corporate Governance Committee will consider director recommendations proposed by stockholders. To recommend a prospective director candidate for the Nominating and Corporate Governance Committee’s consideration, stockholders may submit the candidate’s name, qualifications, and other relevant biographical information in writing to: Swift Transportation Company, Nominating and Corporate Governance Committee, c/o Corporate Secretary, 2200 S. 75th Ave., Phoenix, AZ 85043. Swift’s By-laws require stockholders to give advance notice of stockholder proposals, including nominations of director candidates. For more information, please see “Stockholder Proposals”.

The Board is responsible for recommending director candidates for election by the stockholders and for electing directors to fill vacancies or newly created directorships. The Board has delegated the screening and evaluation process for director candidates to the Nominating and Corporate Governance Committee, which identifies, evaluates and recruits highly qualified director candidates and recommends them to the Board. The Nominating and Corporate Governance Committee considers potential candidates for director, who may come to the attention of the Nominating and Corporate Governance Committee through current directors, management, professional search firms, stockholders or other persons. The Nominating and Corporate Governance Committee considers and evaluates a director candidate recommended by a stockholder in the same manner as a nominee recommended by a Board member, management, search firm or other sources.

If the Nominating and Corporate Governance Committee determines that an additional or replacement director is necessary or advisable, the Nominating and Corporate Governance Committee may take such measures that it considers appropriate in connection with its evaluation of a potential director candidate, including interviewing the candidate, engaging an outside firm to gather additional information about the candidate and making inquiries of persons with knowledge of the candidate’s qualifications and character. In its evaluation of potential director candidates, including the members of the Board eligible for reelection, the Nominating and Corporate Governance Committee considers the current size, composition and needs of the Board and each of its committees.

Majority-Voting Standard for Director Elections

Swift’s By-laws require that we use a majority-voting standard in uncontested director elections and contain a resignation requirement for directors who fail to receive the required majority vote. Under the majority-voting standard, a director nominee must receive more votes cast “for” than “withheld” his or her election in order to be elected to the Board. In accordance with the majority-voting standard and resignation requirement, each director who is standing for reelection at the annual meeting has tendered an irrevocable resignation from the Board that will take effect if (i) the director does not receive more votes cast “for” than “withheld” his or her election at the annual meeting, and (ii) the Board accepts the resignation.

Business Code of Ethics

The Audit Committee and our Board have adopted a Business Code of Ethics (within the meaning of Item 406(b) of Regulation S-K) that applies to our Board, CEO, CFO, Controller, and such other persons designated by our Board or an appropriate committee thereof. The Board believes that these individuals must set an exemplary standard of conduct for us, particularly in the areas of accounting, internal accounting control, auditing, and finance. The Business Code of Ethics sets forth ethical standards the designated officers must adhere to. The Business Code of Ethics is posted on our website at www.swifttrans.com. The Business Code of Ethics is available free of charge on our website or to receive a copy, you may also write to Swift Transportation Company, c/o Corporate Secretary, 2200 S. 75th Ave., Phoenix, AZ 85043.

Executive Sessions of Non-Management Directors

Non-management Board members met without management present at least four times last year in executive sessions. At least four times per year, such meetings include only the independent members of the Board. The Chairman of the Board presides over meetings of the non-employee and independent directors.

Communications with Directors by Stockholders

Stockholders and other interested parties may communicate directly with any member or committee of the Board by writing to: Swift Transportation Company Board of Directors, c/o Corporate Secretary, 2200 S. 75th Ave., Phoenix, AZ 85043. Please specify to whom your letter should be directed. The Corporate Secretary of Swift will review all such correspondence and regularly forward to the Board a summary of all such correspondence and copies of all correspondence that, in his opinion, deals with the functions of the Board or its committees or that he otherwise determines requires the attention of any member, group or committee of the Board. Board members may at any time review a log of all correspondence received by Swift that is addressed to Board members and request copies of any such correspondence.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the members of our Compensation Committee, Messrs. Vander Ploeg, Post, Dozer and Brown, is an officer or employee of Swift or was formerly an officer or employee of Swift. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee. During fiscal 2012, none of the members of the Compensation Committee had any relationship requiring disclosure under Item 404 of Regulation S-K.

RELATIONSHIPS AND RELATED TRANSACTIONS

Overview

We have in place a written policy regarding the review and approval of all transactions between Swift and any of our executive officers, directors, and their affiliates. The policy may only be amended by an affirmative vote of a majority of our independent directors, including the affirmative vote of the Chairman of our Board if the Chairman is an independent director, or the lead independent director if the Chairman is not an independent director.

Prior to entering into the related person transaction, the related person must provide written notice to our legal department and our CFO describing the facts and circumstances of the proposed transaction.

If our legal department determines that the proposed transaction is permissible, unless such transaction is required to be approved by our Board under our certificate of incorporation or any indenture or other agreement, the proposed transaction will be submitted for consideration to our Nominating and Corporate Governance Committee (exclusive of any member related to the person effecting the transaction) at its next meeting or, if not practicable or desirable, to the chair of such committee. Notwithstanding the foregoing, for any related party transactions involving Mr. Moyes or Moyes-affiliated entities, the Audit Committee reviews the transaction at the time such transaction is proposed.

Such committee or chair will consider the relevant facts and circumstances, including but not limited to: the benefits to the Company; the impact on a director’s independence; the availability of other sources for comparable products or services; the terms of the transaction; and the arms’ length nature of the arrangement. The Audit Committee and the Nominating and Corporate Governance Committee or the chair of such committee will approve only those transactions that are in, or are not inconsistent with, the best interests of us and our stockholders.

In addition, our amended and restated certificate of incorporation provides that for so long as (1) Jerry Moyes, Vickie Moyes, and their respective estates, executors, and conservators, (2) any trust (including the trustee thereof) established for the benefit of Mr. Moyes, Ms. Moyes, or any children (including adopted children) thereof, (3) any such children upon transfer from Mr. Moyes or Ms. Moyes, or upon distribution from any such trust or from the estates of Mr. Moyes or Ms. Moyes, and (4) any corporation, limited liability company, or partnership, the sole stockholders, members, or partners of which are referred to in (1), (2), or (3) above, or collectively, the “Permitted Holders”, hold in excess of 20% of the voting power of Swift, Swift shall not enter into any contract or transaction with any Permitted Holder or any Moyes-affiliated entities unless such contract or transaction shall have been approved by either (i) at least 75% of the independent directors, including the affirmative vote of the Chairman of our Board if the Chairman is an independent director, or the lead independent director if the Chairman is not an independent director or (ii) the holders of a majority of the outstanding shares of Class A common stock held by persons other than Permitted Holders or any Moyes-affiliated entities. “Independent director” means a director who is not a Permitted Holder or a director, officer, or employee of any Moyes-affiliated entity and is “independent,” as that term is defined in the listing rules of the NYSE as such rules may be amended from time to time.

Transactions with Moyes-Affiliated Entities

We provide and receive freight services, facility leases, equipment leases, and other services, including repair and employee services to and from several companies controlled by and/or affiliated with Mr. Moyes. Competitive market rates based on local market conditions are used for facility leases and services.

The rates we charge for freight services to each of these companies for transportation services are market rates, which are comparable to what we charge third-party customers. The transportation services we provide to affiliated entities provide us with an additional source of operating revenue at our normal freight rates. Freight services received from affiliated entities are brokered out at rates lower than the rate charged to the customer, therefore allowing us to realize a profit. These brokered loads make it possible for us to provide freight services to customers even in areas that we do not serve, providing us with an additional source of income.

Other services that we provided to Moyes-affiliated entities included employee services provided by our personnel, including accounting-related services and negotiations for parts procurement, repair and other truck stop services, and other services. The daily rates we charge for employee-related services reflect market salaries for employees performing similar work functions. Other payments we make to and receive from Moyes-affiliated entities include fuel tank usage, employee expense reimbursement, executive air transport, and miscellaneous repair services. Unless noted below, these relationships and transactions continue in fiscal 2013.

Central Refrigerated Transport, Inc.

Mr. Moyes and the Moyes affiliated entities are stockholders of Central Refrigerated Transport, Inc. (“Central Refrigerated”). Transportation services received from Central Refrigerated primarily represents brokered freight. The loads are brokered out to the third party provider at rates lower than the rate charged to our customer, therefore allowing the Company to realize a profit. Transportation services provided to Central Refrigerated primarily represents temporary ad hoc freight service to meet Central Refrigerated’s occasional need to satisfy customer demand. The brokered loads make it possible for the Company to provide freight services to customers even in areas that the Company does not serve, providing the Company with an additional source of income. The rates the Company charges for freight services to Central Refrigerated for transportation services are market rates, which are comparable to what it charges third-party customers. For the year ended December 31, 2012, the services we provided to Central Refrigerated included $20,000 for freight services. For the same period, the services we received from Central Refrigerated included $1.2 million for freight services.

In addition to the above referenced transactions, in November 2010, Central Refrigerated acquired a membership interest in Red Rock Risk Retention Group, Inc. (“Red Rock”) (Swift’s subsidiary captive insurance entity) for a $100,000 capital investment in order to participate in a common interest motor carrier risk retention group, which required the participation by a second carrier, through which Red Rock issued Central Refrigerated a $2.0 million auto liability insurance policy. Under this auto liability insurance policy, Central Refrigerated is responsible for the first $1 million per occurrence in claims and 25% of any claims between $1 million and $2 million per occurrence, with Red Rock insuring 75% of any claims in this $1 million to $2 million layer. This auto liability insurance policy was issued in 2010 and renewed in 2011 and 2012 and we anticipate will renew in 2013. Central Refrigerated obtains insurance from other third-party carriers for claims in excess of $2 million. Red Rock provides this coverage to Central Refrigerated for an annual premium of approximately $0.5 million for each of the 2010 and 2011 policy years and $0.8 million for the 2012 policy year. In addition to the annual premium, Central Refrigerated issued a $2.4 million letter of credit to Red Rock to support the collateral requirements pursuant to the policy. After reasonable investigation and market analysis, the terms of Central Refrigerated’s participation in Red Rock and the pricing of the auto liability coverage provided thereunder is comparable to the market price of similar insurance coverage offered by third-party carriers in the industry. The inclusion of the similar risk of this third party supports the standing of the Company’s risk retention group with the insurance regulators. Premiums under the policy are payable monthly. As of December 31, 2012, the total premium receivable due from Central Refrigerated was $0.6 million.

Central Freight Lines, Inc.

For the year ended December 31, 2012, the only related interests of Mr. Moyes in Central Freight Lines, Inc. (“Central Freight”), a company with which Swift contracts for certain limited freight transportation services, were: (i) as a guarantor on certain equipment leases of Central Freight; and (ii) as an owner of Southwest Premier Properties (“SWPP”), a company that leases significant property to Central Freight. Transportation services received from Central Freight represent LTL (less-than-truckload) freight services rendered to haul parts and equipment to Company shop locations. The rates paid to Central Freight for these loads are comparable to market rates charged by other non-affiliated LTL carriers. The rates the Company charges for freight services to Central Freight for transportation services are market rates, which are comparable to what it charges third-party customers. For the year ended December 31, 2012, the services we provided to Central Freight included $8.1 million for freight services and $0.6 million for facility leases. For the same period, the services we received from Central Freight included $0.1 million for freight services and $0.6 million for facility leases. As of December 31, 2012, amounts owed to us by Central Freight were $1.1 million.

Transpay

Transpay, which is partially owned by Mr. Moyes, provides Interstate Equipment Leasing, LLC (“IEL”), a subsidiary of Swift third party administration services. For the year ended December 31, 2012, the Company paid

Transpay $71,000 for these services. As of December 31, 2012, the Company had the no outstanding balance owing to Transpay for these services.

Swift Aircraft Management

Swift Aircraft Management is owned by Mr. Moyes and provides the Company with use of corporate jet charter services for business related travel. For the year ended December 31, 2012, the Company paid Swift Aircraft Management $1.1 million for these services. The rates charged to the Company are at rates generally more favorable than would be available to the Company for similar services charged by unaffiliated third party companies.

Other Affiliated Entities

Mr. Moyes is the principal stockholder of SME Industries, Inc. (“SME”) and SWPP. For the year ended December 31, 2012, the services we provided to SME included $0.6 million for freight services. The rates charged to the Company are at rates generally more favorable than would be available to the Company for similar services charged by unaffiliated third party companies.

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

The Company’s By-laws provide that the number of directors shall not be less than one or more than 15, with the exact number to be fixed by the Board. Directors serve a term of one year from their election date to the annual meeting of stockholders. At least two-thirds of directors shall consist of persons who are not employees of the Company or of any subsidiary of the Company, provided that there shall not be at any time more than two directors who are employees of the Company.

Directors are elected by a majority of votes cast with respect to each director, provided that the number of nominees does not exceed the number of directors to be elected, in which case the directors will be elected by the vote of a plurality of the shares represented in person or by proxy at any stockholder meeting.

The stockholders of the Company elect at the annual meeting successors for directors whose terms have expired. The Board may appoint members to fill new membership positions and vacancies in unexpired terms on the Board.

Our Board has nominated William Post, Jerry Moyes, Richard H. Dozer, David Vander Ploeg and Glenn Brown as directors to hold office for a term of one year, expiring at the close of the 2013 Annual Meeting of Stockholders or until their successors are elected and qualified or until their earlier resignation or removal. The Board believes that these incumbent directors standing for re-election are well-qualified and experienced to direct and manage the Company’s operations and business affairs and will represent the interests of the stockholders as a whole. Biographical information on each of these nominees is set forth below under the caption “Nominees for Director.”

If any director nominee becomes unavailable for election, which is not anticipated, the named proxies will vote for the election of such other person as the Board may nominate, unless the Board resolves to reduce the number of directors to serve on the Board and thereby reduce the number of directors to be elected at the Annual Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE

FOR

EACH OF THE DIRECTOR NOMINEES LISTED HEREIN

Nominees for Director

If elected at the Annual Meeting, all terms expire in 2014.

William Post

Mr. Post, 62, was appointed Chairman of our Board on December 16, 2010 in connection with our initial public offering. He is a member of the Audit Committee and Compensation Committee and is Chair of the Nominating and Governance Committee. In addition to serving as Chairman of the Board for Swift Transportation Company, Mr. Post currently serves as a board member for Clear Energy Systems (Audit Committee Chair), First Solar, Blue Cross/Blue Shield (Audit Committee and Executive Committee Chair) and U.S. Airways. In April 2009, Mr. Post retired as Chairman and CEO of Pinnacle West Capital Corporation (“Pinnacle West”) and retired from its board of directors in 2010. He joined Arizona Public Service (the largest subsidiary of Pinnacle West and the largest electric utility in Arizona) in 1973 and held various officer positions at Arizona Public Service beginning in 1982, including Vice President and Controller, Vice President of Finance and Regulation, then in 1997 Chief Operating Officer, and President and CEO beginning in 1999. Mr. Post joined the board of Arizona Public Service in 1994 and the board of Pinnacle West in 1997. He became Chairman of the Board of Pinnacle West in 2001 and retired from the boards of both APS and Pinnacle West in April 2010. In addition Mr. Post received a Bachelor of Science degree from Arizona State University in 1973. Mr. Post’s qualifications to serve as Chairman of our Board includes his substantial experience serving as Chairman on numerous boards of directors, including his current role as Chairman of the Board of Trustees of Arizona State University, and as a past Chairman on the boards of Suncor Development Company, Stagg Information Systems, Nuclear Assurance Corporation, Nuclear Electric Insurance Limited (Audit and Executive Committee Chair), the Institute of Nuclear Power (Audit and Executive Committee Chair), Blue Cross Blue Shield of Arizona and El Dorado Investment Company. Mr. Post also served as a member of the board of directors of Phelps Dodge Corporation from 2001 to 2007 where he served on the Compensation and Audit Committees and Chaired the Environmental Committee.

In addition to his corporate work, Mr. Post has also been very active in the community serving as Chairman of the Boards of the Business Coalition, Greater Phoenix Leadership, Greater Phoenix Economic Council, Greater Phoenix Chamber of Commerce, the United Way campaign and currently is Chairman of the Board of Trustees of Arizona State University.

Mr. Post has received numerous awards and honors including the National Americanism Award from the Anti-Defamation League, the Arizona Heritage Award and an Honorary Doctorate of Letters from Northern Arizona University.

Jerry Moyes

Mr. Moyes, 69, is CEO and a member of our Board. He served as CEO, President and Chairman of our Board from May 2007 when Mr. Moyes took the Company private, until Mr. Post was appointed as Chairman of the Board on December 16, 2010 in connection with our initial public offering. In 1966, Mr. Moyes formed Common Market Distribution Corp., which was later merged with Swift Transportation, which he also founded. In 1986, Mr. Moyes became Chairman of the Board, President, and CEO of Swift Transportation, positions he held until 2005. In October 2005, Mr. Moyes stepped down from his executive positions at Swift Transportation, although he continued to serve as a Board member. Mr. Moyes has a history of leadership and involvement with the transportation and logistics industry, such as serving as past Chairman and President of the Arizona Trucking Associations, board member and Vice President of the American Trucking Associations, and a board member of the Truckload Carriers Association. Also, Mr. Moyes is a highly regarded, frequently sought after speaker at logistics and transportation forums. Mr. Moyes’ experience, comprehensive knowledge of the transportation and logistics services industry and extensive perspective of our day-to-day operations provides essential insight and guidance to our Board. Mr. Moyes holds complete or significant ownership interest in, and serves as Chairman of the board of directors of, numerous other entities, including Central Refrigerated, SME Industries, Southwest Premier Properties, and various commercial and residential real estate properties. Mr. Moyes also served from September 2000 until April 2002 as Chairman of the board of Simon Transportation Services, Inc. (“Simon Transportation”), a former publicly traded trucking company providing nationwide, predominantly temperature controlled, transportation services for major shippers. Mr. Moyes graduated from Weber State University in 1966 with a bachelor of science degree in business administration. The Weber State College of Education is named after Mr. Moyes.

Mr. Moyes was a member of the board of directors of the Phoenix Coyotes of the National Hockey League, or the NHL, from 2002 until 2009 and was the majority owner of the Phoenix Coyotes from September 2006 until November 2, 2009, when the assets of the team were purchased by the NHL out of a bankruptcy filed on May 5, 2009. The bankruptcy proceedings are winding down pursuant to the Second Amended Plan dated December 1, 2010 (D.E. 1339) approved by the Court pursuant to the Findings of Fact, Conclusions of Law and Order Confirming the Second Amended Plan entered February 24, 2011. On March 5, 2010, the NHL filed a complaint against Mr. Moyes in New York state court alleging breach of contract and aiding and abetting breach of fiduciary duty claims arising out of the bankruptcy filing and an attempt to sell the Coyotes without NHL consent. The NHL is claiming damages of at least approximately $60 million. The lawsuit has since been removed to federal court in New York and transferred to the bankruptcy court for the federal court in Arizona. Mr. Moyes has filed a motion to dismiss the NHL’s claims and is vigorously defending this action. Mr. Moyes also served from September 2000 until April 2002 as Chairman of the board of Simon Transportation. Simon Transportation filed for protection under Chapter 11 of the United States Bankruptcy Code on February 25, 2002, and was subsequently purchased from bankruptcy by Central Refrigerated. In September 2005, the SEC filed a complaint in federal court in Arizona alleging that Mr. Moyes purchased an aggregate of 187,000 shares of Swift stock in May 2004 while he was aware of material non-public information. Mr. Moyes timely filed the required reports of such trades with the SEC, and voluntarily escrowed funds equal to his putative profits into a trust established by the Company. After conducting an independent investigation of such purchases and certain other repurchases made by Swift Transportation that year at Mr. Moyes’ direction under its repurchase program, Swift instituted a stricter insider trading policy and a pre-clearance process for all trades made by insiders. Mr. Moyes stepped down as President in November 2004 and as CEO in October 2005. Mr. Moyes agreed, without admitting or denying any claims, to settle the SEC investigation and to the entry of a decree permanently enjoining him from violating securities laws, and paid approximately $1.5 million in disgorgement, prejudgment interest, and penalties.

Richard H. Dozer

Mr. Dozer, 56, has served as a director of Swift since April 2008. He is Chair of the Audit Committee and a member of the Compensation Committee and Nominating and Corporate Governance Committee. Mr. Dozer is the retired Chairman of GenSpring Family Office — Phoenix where he served from May 2008 until January 2013. Prior to this role, Mr. Dozer served as principal of CDK Partners from 2006 until 2008. Mr. Dozer served as President of the Arizona Diamondbacks Major League Baseball team from its inception in 1995 until 2006, and Vice President and Chief Operating Officer of the Phoenix Suns National Basketball Association team from 1987 until 1995. Early in his career, he was an audit manager with Arthur Andersen and served as its Director of Recruiting for the Phoenix, Arizona office. Mr. Dozer holds a bachelor of science degree in business administration — accounting from the University of Arizona and is a former certified public accountant. Mr. Dozer currently serves on the boards of directors of Blue Cross Blue Shield of Arizona, Apollo Group and Viad Corporation where he is lead director elect, a publicly traded company that provides exhibition, event, and retail marketing services, as well as travel and recreation services in North America, the United Kingdom, and the United Arab Emirates. Mr. Dozer is presently or has previously served on many boards, including Teach for America — Phoenix, Greater Phoenix Valley of the Sun Convention and Visitor’s Bureau, Greater Phoenix Leadership, Greater Phoenix Economic Council, ASU-Board of the Dean’s Council of 100, Arizona State University MBA Advisory Council, Valley of the Sun YMCA, Nortrust of Arizona, and others. Mr. Dozer’s qualifications to serve on our Board include his experience serving as a director of Viad Corporation, a publicly traded company and his service as the chair of the audit committee of Blue Cross Blue Shield of Arizona. Mr. Dozer also has financial experience from his audit manager position and other positions with Arthur Andersen from 1979 to 1987, during which time he held a certified public accountant license. In addition, Mr. Dozer has long-standing relationships within the business, political, and charitable communities in the State of Arizona.

David Vander Ploeg

Mr. Vander Ploeg, 54, has served as a director of Swift since September 2009. He is the Chair of the Compensation Committee and a member of the Audit Committee and Nominating and Governance Committee. Mr. Vander Ploeg has served as the Executive Vice President and CFO of School Specialty, Inc. (“School

Specialty”) since April 2008. In January 2013, School Specialty filed for bankruptcy under chapter 11 of the United States Bankruptcy Code. Prior to that role, Mr. Vader Ploeg spent 24 years at Schneider National, Inc., a provider of transportation and logistics services, and was Executive Vice President — CFO from 2004 until his departure in 2007. Prior to joining Schneider National, Inc., Mr. Vander Ploeg was a senior auditor for Arthur Andersen. Mr. Vander Ploeg holds a bachelor of science degree in accounting and a master’s degree in business administration from the University of Wisconsin-Oshkosh. He is a past board member at Dutchland Plastics and a member of the American Institute of Certified Public Accountants and the Wisconsin Institute of Certified Public Accountants. Mr. Vander Ploeg’s qualifications to serve on our Board include his 24-year career at Schneider National, Inc., where he advanced through several positions of increasing responsibility and gained extensive experience in the transportation and logistics services industry. His involvement with a public company board at School Specialty also provides us with valuable insight on public company governance practices.

Glenn Brown

Mr. Brown, 70, was appointed to our Board on December 16, 2010 in connection with our initial public offering. He is a member of the Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee. In 2005, Mr. Brown retired as CEO of Contract Freighters Inc. (“CFI”), a U.S.-Mexico truckload carrier that was sold to Con-way Inc. in 2007, where Mr. Brown worked since 1976. During his tenure at CFI, Mr. Brown also served as President and Chairman. Prior to working with CFI, Mr. Brown was employed by Tri-State Motor Transit from 1966 through 1976. Mr. Brown serves on the boards of directors of Freeman Health System and the Joplin (Missouri) Humane Society. Mr. Brown’s qualifications to serve on our Board include his extensive experience gained in various roles within the transportation and logistics services industry, including his service as a past Vice-Chairman of the American Trucking Associations, Inc., and as a board member of the Truckload Carriers Association and the Missouri Trucking Association.

Experience, Qualifications, Attributes and Skills

In addition to the business, financial and industry experience set forth in the biographical information of each director nominee, each director nominee possesses the following experience, qualifications, attributes and skills, which are required of all candidates nominated for election or reelection to the Board:

•	the highest level of personal and professional ethics, integrity and values;

•	an inquiring and independent mind;

•	practical wisdom and mature judgment;

•	broad training and experience at the policy-making level in business, finance and accounting, government, education or technology;

•	expertise that is useful to Swift and complementary to the background and experience of other Board members, so that an optimal balance of Board members can be achieved and maintained;

•	willingness to devote the required time to carrying out the duties and responsibilities of Board membership;

•	commitment to serve on the Board for several years to develop knowledge about Swift’s business;

•	willingness to represent the best interests of all stockholders and objectively appraise management performance; and

•	involvement only in activities or interests that do not conflict with the director’s responsibilities to Swift and its stockholders.

DIRECTOR COMPENSATION

Swift pays only nonemployee directors for their services as directors. Directors who are also officers or employees of the Company are not eligible to receive any of the compensation described below.

In calendar year 2012, compensation for nonemployee directors was as follows:

•	an annual retainer of $75,000, paid in cash to the Chairman,

•	an annual retainer of $50,000 paid in cash to all non-employee directors,

•	an annual retainer of $10,000, paid in cash, to the Audit Committee Chairman,

•	an annual retainer of $5,000, paid in cash, to the Compensation Committee Chairman,

•	an annual retainer of $5,000, paid in cash, to the Nominating and Corporate Governance Committee Chairman,

•	$5,000 for each Board meeting attended in person,

•	$3,000 for each Audit Committee meeting attended in person,

•	$1,250 for each Compensation Committee and Nominating and Corporate Governance Committee meeting attended in person,

•	$1,000 for each meeting attended telephonically,

•	reimbursement of expenses to attend Board and committee meetings, and

•

an annual grant of $35,000 in Class A restricted common stock of the Company which vests in three equal installments on each of the first three anniversaries from the date of grant. Voting rights and other rights associated with ownership are acquired upon grant and such rights are subject to forfeiture if the vesting requirements are not satisfied. These restricted shares must be held and remain non-transferrable for a minimum of four years from the date of grant.

The following table provides information for the fiscal year ended December 31, 2012, regarding all plan and non-plan compensation awarded to, or earned by each person who served as a director for 2012:

Name	Fees Earned or Paid in Cash ($)	Stock Awards (2)	Other(3)	Total ($)
Jerry Moyes(1)	—	—	—	—
William Post	146,000	35,000	—	181,000
Glenn Brown	116,000	35,000	$6,024	157,024
Richard H. Dozer	132,000	35,000	—	167,000
David Vander Ploeg	123,000	35,000	$2,196	160,196

(1)	Employees of Swift who serve as directors receive no additional compensation, although we may reimburse them for travel and other expenses. See “Executive Compensation — 2012 Summary Compensation Table” below for disclosure of Mr. Moyes’ compensation as CEO for 2012.

(2)	Annual grant of $35,000 in Class A restricted common stock of the Company awarded on February 22, 2013, which vests in three equal installments on each of the first three anniversaries from the date of grant. Voting rights and other rights associated with ownership are acquired upon grant and such rights are subject to forfeiture if the vesting requirements are not satisfied. These restricted shares must be also be held and remain non-transferrable for a minimum of four years from the date of grant.

(3)	Represents reimbursements of expenses to attend Board and Committee meetings.

As of December 31, 2012, Messrs. Dozer and Vander Ploeg hold options to acquire 4,000 shares of our Class A common stock. These options vest and are exerciseable as follows:

	Vest Date	Shares Vested	Exercise Price
David Vander Ploeg	02/28/13	1,333	$8.80
	02/28/14	1,333	$8.80
	02/28/15	1,334	$8.80

Richard H. Dozer	08/27/11	1,333	$11.00
	08/27/12	1,333	$11.00
	08/27/13	1,334	$11.00

MANAGEMENT

Executive Officers

The following table sets forth the names, ages, and positions of our executive officers as of December 31, 2012:

Name	Age	Position
Jerry Moyes	69	Chief Executive Officer and Director
Richard Stocking	43	President, Chief Operating Officer
Virginia Henkels	44	Executive Vice President, Chief Financial Officer, and Treasurer
James Fry	51	Executive Vice President, General Counsel, Corporate Secretary
Kenneth C. Runnels	48	Executive Vice President — National Operations
Rodney Sartor	57	Executive Vice President — National Network Planning
Steven Van Kirk	54	Executive Vice President Swift, President Swift Intermodal

Jerry Moyes is CEO and a member of our Board. Biographical information about Mr. Moyes business experience and other matters is included under the heading “Proposal No. 1: Election of Directors.”

Richard Stocking has served as our President since July 2010 and as President and Chief Operating Officer of our trucking subsidiary, Swift Transportation Co. of Arizona, LLC, since January 2009 Mr. Stocking served as Executive Vice President, Sales of Swift from June 2007 until July 2010. Mr. Stocking previously served as Regional Vice President of Operations of Swift’s Central Region from October 2002 to March 2005, and as Executive Vice President of the Central Region from March 2005 to June 2007. Prior to these roles, Mr. Stocking held various operations and sales management positions with Swift over the preceding 13 years.

Virginia Henkels has served as our Executive Vice President, CFO and Treasurer since May 2008 and as our Corporate Secretary through May 2010. Ms. Henkels joined Swift in 2004 and, prior to her current position, was most recently the Assistant Treasurer and Investor Relations Officer. Prior to joining Swift, Ms. Henkels served in various finance and accounting leadership roles for Honeywell during a 12-year tenure. During her last six years at Honeywell, Ms. Henkels served as Director of Financial Planning and Reporting for its global industrial controls business segment, Finance Manager of its building controls segment in the United Kingdom, and Manager of External Corporate Reporting. Ms. Henkels completed her bachelor of science degree in finance and real estate at the University of Arizona, obtained her master’s degree in business administration from Arizona State University, and passed the May 1995 certified public accountant examination.

James Fry has served as our Executive Vice President, General Counsel, and Corporate Secretary since May 2010. Mr. Fry joined Swift in January 2008 and prior to his current position he served as corporate counsel for us through August 2008 when he became General Counsel and Vice President. For the five-year period prior to joining us, Mr. Fry served as General Counsel for the publicly-traded company, Global Aircraft Solutions, Inc. and its wholly-owned subsidiaries, Hamilton Aerospace and Worldjet Corporation. In addition to the foregoing general counsel positions, Mr. Fry also served for eight years as in-house corporate counsel for both public and private aviation companies and worked in private practice in Pennsylvania for seven years prior to his in-house positions. Mr. Fry also served as a hearing officer for the county court in Pennsylvania. Mr. Fry received a bachelor’s degree with honors from the Pennsylvania State University and obtained his Juris Doctor from the Temple University School of Law. Mr. Fry is admitted to practice law in the State of Pennsylvania and is admitted as in-house counsel in the State of Arizona.

Kenneth C. Runnels has served as our Executive Vice President, National Operations of Swift Transportation Co. of Arizona, LLC since June 2011 and served as Executive Vice President of Eastern Region Operations from November 2007 to June 2011. Mr. Runnels previously served as Vice President of Fleet Operations, Regional Vice President, and various operations management positions from 1983 to June 2006. From June 2006 until his return to Swift, Mr. Runnels was Vice President of Operations with U.S. Xpress Enterprises, Inc.

Rodney Sartor has served as Executive Vice President Planning since June 2011 and served as Executive Vice President of Western Region Operations from May 2007 to June 2011. Mr. Sartor initially joined us in May 1979. He served as our Executive Vice President from May 1990 until November 2005, as Regional Vice President from August 1988 until May 1990, and as Director of Operations from May 1982 until August 1988. From November 2005 until May 2007, Mr. Sartor served as Vice President of Truckload Linehaul Operations for Central Freight Lines, Inc.

Steven Van Kirk has served as Executive Vice President of Swift and President of our subsidiary, Swift Intermodal, LLC, since September 2012. Prior to joining Swift, Mr. Van Kirk worked for Schneider National in the following capacities: Senior Vice President of Intermodal from September 2007 to August 2012, Group Vice President for strategic sales from February 2006 to September 2007, Vice President of sole source transportation management from 2003-2006 and as General Manager from 2001 -2002. From 1996 to 2001, Mr. Van Kirk worked for Procter and Gamble in a variety of positions including customer service manager, site transportation manager and department reliability manager. Mr. Van Kirk attended the U.S. Military Academy West Point and received a Bachelor of Science degree in Engineering in 1983. Mr. Van Kirk also received an M.A. in history from Yale University and an MBA in finance from the University of Wisconsin Whitewater. Mr. Van Kirk served on active duty as an officer in the armed services from 1983-1995 and the U.S. Army reserve from 1995-2004.

COMPENSATION COMMITTEE REPORT

The Compensation Committee is composed of David Vander Ploeg (Chairman), William Post, Richard H. Dozer and Glenn Brown, none of whom is an officer or employee of the Company and all of whom have been determined by the Board to meet the independence standards of the NYSE and the requirements of the SEC.

Additionally, all members of the Compensation Committee qualify as “nonemployee directors” for purposes of Rule 16b-3 of the Exchange Act and as “outside directors” for purposes of Section 162(m) of the Internal Revenue Code, as amended (the “Code”).

The Compensation Committee operates under a written charter adopted by the Board, a copy of which is available on the “Governance” page of the “Investor Relations” section of the Company’s website at www.swifttrans.com. In carrying out its responsibilities, the Compensation Committee, performs those duties and functions as set forth under the heading “Compensation Committee” as previously set forth in this Proxy Statement.

We previously adopted and our stockholders indicated a preference for an annual advisory vote on the compensation of named executive officers. At our 2012 annual meeting of stockholders, the stockholders approved, on an advisory basis, the compensation of the named executive officers (approximately 93% of votes cast). The Compensation Committee has considered the results of this advisory vote on executive compensation in determining the Company’s compensation policies and decisions for 2013, and has determined that these policies and decisions are appropriate and in the best interests of the Company and its stockholders at this time.

In 2011, the Compensation Committee engaged Pearl Meyer, LLC (“PM”) to review the Company’s executive compensation policies and practices. In 2012, PM provided the Compensation Committee with an extensive report that analyzed the Company’s total compensation package for named executive officers and compared these results to peer groups within the industry. PM found that the Company’s total compensation package was below the 50th percentile of the peer group and the Compensation Committee determined and recommended to the Board that NEO total compensation should be modified to be at the 50th percentile. PM is retained by, and reports to, the Compensation Committee to provide compensation analyses and consultation at the Committee’s request. PM was paid $56,250 for their consulting services in 2012 and they provide no other services to the Company. The Compensation Committee determined that PM has no affiliations or relationships with the any directors, officers or other employees of the Company that results in a conflict of interest.

The Compensation Committee met six times in 2012 to discuss, among other items, the salaries, cash incentive awards, equity award analysis and other compensation of the senior executive officers of the Company, including the Chief Executive Officer and President.

The Compensation Committee generally meets late each December to approve and finalize the Company’s performance goals for the following year with respect to a cash incentive award plan and to certify, approve and determine whether or not the Company has substantially met its pre-established cash incentive award performance goals for the current year to determine whether or not the Company may pay a partial award of the annual cash incentive pending receipt of final financial calculations for the current fiscal year. The Compensation Committee then generally meets in early January each year to determine, certify and approve the final cash incentive award payout as permitted pursuant to the annually approved cash incentive award plan which is then paid by the end of February each year in which performance goals have warranted a cash incentive payment.

Beginning in February 2013 and continuing every February into the foreseeable future, the Compensation Committee will meet to determine and approve performance-based equity awards to be granted to the named executive officers and related matters.

During the fourth quarter of each year, the Compensation Committee meets to:

•	review and discuss information and recommendations provided by the compensation consultant;

•	review the performance of the Company in relation to pre-established goals;

•	review the performance of the Chief Executive Officer and the President;

•	determine base salary for the Chief Executive Officer and the President for the following year; and

•

review and discuss the recommendations of the Chief Executive Officer and President with respect to base salaries of the named executive officers and other senior executive officers for the following year.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement. Based on its review and discussions with management, the Compensation Committee recommended to the Board, and the Board approved, that the Compensation Discussion and Analysis be included in this proxy statement and in the Company’s Annual Report to Stockholders for the fiscal year ended December 31, 2012.

This report is submitted by the Compensation Committee.

David Vander Ploeg — Chairman

William Post

Richard H. Dozer

Glenn Brown

The foregoing Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference to any Company filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent the Company specifically incorporates this report.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

The purpose of this compensation discussion and analysis (“CD&A”), is to provide information about the compensation earned by our named executive officers (“NEOs”) (as such term is defined in the “Summary Compensation Table” section below) and to explain our compensation process and philosophy and the policies and factors that underlie our decisions with respect to the named executive officers’ compensation. Our NEOs for 2012 are:

Name	Position
Jerry Moyes	Chief Executive Officer and Director
Richard Stocking	President, Chief Operating Officer
Virginia Henkels	Executive Vice President, Chief Financial Officer, and Treasurer
James Fry	Executive Vice President — General Counsel & Corporate Secretary
Kenneth Runnels	Executive Vice President — National Operations

As we describe in more detail below, the principal objectives of our executive compensation strategy are to attract and retain talented executives, reward strong business results and performance, remain competitive within the transportation industry and align the interest of executives with our stockholders. In addition to rewarding business and individual performance, the compensation program is designed to promote the achievement of both annual performance objectives and long-term objectives in order to create stockholder value.

Executive Summary

2012 Business Performance Highlights

2012 was a strong year for the Company, despite a challenging economic environment and difficult freight market. Below are some of the performance highlights of the Company for 2012:

•	We generated our highest annual operating revenue ($3.5 billion, up 4.8% over 2011 results) and operating income ($322.0 million, up 5.2% over 2011 results) in the history of the Company

•	We improved our asset utilization and return on net assets “RONA” performance that enabled us to produce continued positive year over year trends in our operational metrics

•	We continued to expand our Intermodal business, growing our Intermodal revenue by 40.2% over 2011 results

•	Adjusted EPS was $1.00 per diluted share, an increase of 26.6% over 2011 results

Compensation Actions for our NEOs

At the Company’s 2012 annual stockholder meeting, we received overwhelming support for our executive compensation program. Stockholders approved the “say-on-pay” resolution last year with 93% of the votes cast in favor of our programs. The Compensation Committee considered the result of the stockholder vote, other stockholder input and market data when designing the compensation program for 2012 and 2013.

Key Compensation Actions for 2012

•	Adoption of pay strategy targeting the 50th percentile of the peer group

•	Base salary increases, ranging from 4% — 18%;

•	Increases to the annual Target Cash Incentive amounts for the Chief Executive Officer, President/Chief Operating Officer and Chief Financial Officer;

•	No change to the annual cash incentive plan design;

•	Above target annual cash incentive payouts were awarded, consistent with above-target performance; and

•	No equity awards were granted.

Key Compensation Actions for 2013

•	Modest increases in base salary, ranging from 1% — 3%

•	Annual individual Target Cash Incentives, which target opportunities are set as a percentage of base salary, remained the same as 2012 ;

•

New long term incentive program adopted which incorporates multiple forms of equity-based awards; NEOs (with exception of our CEO) received grants of stock options, restricted stock units (“RSUs”) and performance units (“PUs”). Our Chief Executive Officer received a grant of stock options and PUs only.

Our Compensation Committee’s actions are designed to attract, motivate and retain our key executives, link their interests to those of our shareholders and generally focus on generating long-term shareholder returns.

Processes and Procedures for Considering and Determining Executive Compensation

Our Compensation Committee is responsible for reviewing and approving the compensation of the CEO and the other named executive officers. Compensation for our named executive officers is established based upon the scope of their responsibilities, experience, and individual and company performance, taking into account the compensation level from their recent prior employment, if applicable.

The Compensation Committee’s responsibilities include, but are not limited to:

•	evaluates the performance of, determines, approves and recommends to the Board the base salary, cash incentives and annual equity awards for the Chief Executive Officer and the President;

•	approves base salary and other compensation of our other executive officers;

•	annually reviews corporate goals and objectives relevant to the compensation of our other executive officers and evaluates performance in light of those goals and objectives;

•	approves and recommends to the Board annual equity awards for the executive officers;

•

adopts, oversees, and periodically reviews the operation of all of Swift’s equity-based employee (including management and director) compensation plans and incentive compensation plans, programs and arrangements, including grants of restricted stock units, performance units and stock options and other perquisites and fringe benefit arrangements;

•	annually reviews Company’s cash and equity incentive performance goals and objectives and certifies whether such goals are met;

•	reviews with management the CD&A for inclusion in the Proxy Statement filed with the SEC; and

•	annually reviews the Compensation Committee Charter for compliance with the duties and responsibilities set forth therein.

Role of compensation consultants.    The Compensation Committee has the authority to obtain advice and assistance from outside legal, accounting, or other advisors and consultants as deemed appropriate to assist in the continual development and evaluation of executive compensation policies and determination of compensation awards. In 2011, the Compensation Committee retained Pearl Meyer & Partners (“PM”) as its compensation consultant to assist the Compensation Committee in its evaluation of compensation for our executives. PM reports directly to the Compensation Committee and the Compensation Committee has determined that PM is independent and there were no conflicts of interest with the Company. In 2012, PM completed and prepared a competitive market analysis of the compensation of the Company’s executives to evaluate base salary, annual cash incentive awards, equity awards and long term incentives. The assessment involved the selection of a peer group for purposes of pay benchmarking, business performance comparison and industry practices and trends. The following companies were considered the most relevant to our business and comprise our peer group:

JB Hunt	Con-Way Inc.	Arkansas Best
Old Dominion Freight	Heartland Express	Hub Group, Inc.
Werner Enterprises	Landstar System, Inc.	Ryder System, Inc.
Knight Transportation	C.H. Robinson Worldwide, Inc.	Atlas Air Worldwide

The analysis also considered the revenue size differential of Swift relative to many in the peer group data and the organizational structure and reporting relationships within the Company.

As a result of PM’s analysis and recommendations, the Compensation Committee decided the appropriate comparative total compensation target should be the 50th percentile of the respective peer group and to achieve this target, the Compensation Committee adopted adjustments to base salary and short term and long term cash and equity incentives awards which will result in a competitive balance with our peer group and align our executive compensation with the creation of stockholder value.

In implementing the recommendations of PM and making determinations as to a total compensation package, the Compensation Committee also evaluates the following Company and individual NEO performance metrics:

•	growth in EPS

•	growth in revenue

•	return on net assets

•	operating results

•	experience

•	leadership

•	commitment to and execution of Company values

•	attainment of individual performance goals

Role of management in determining executive compensation.    While the Compensation Committee reviews and analyzes Company performance and the individual performance of the Chief Executive Officer and President to determine the appropriate level of total compensation for these two named executives, our Chief Executive Officer and President provide information to the Compensation Committee on our financial performance and the performance of the other individual executives for consideration in determining the other named executive officers’ total compensation. The performance of each executive is formally reviewed each year by the President and shared with the Compensation Committee. Individual performance evaluations consider the performance metrics set forth above in determining overall value to the Company.

Objectives of our Compensation Programs

The principal objectives of our executive compensation programs are to attract, retain, and motivate talented executives, reward strong business results and performance, and align the executive’s interests with stockholder interests. The objectives are based on the following core principles, which we explain in greater detail below:

•

Business performance accountability.    Compensation is tied to our performance in key areas such as revenue growth, RONA, improvement in leverage ratio and growth in earnings per share (“EPS”), so that executives are held accountable through their compensation for our performance.

•	Individual performance accountability. Compensation is tied to an individual’s performance and responsibilities so that individual contributions to our performance are rewarded.

•

Alignment with stockholder interests.    Awards of long term equity incentives in the form of restricted stock units, performance units and stock options encourages our executive officers to focus on long term growth so that executives’ interests are aligned with those of our stockholders.

•	Retention. Total compensation is designed to attract, motivate and retain key employees.

•	Competitiveness. Compensation is designed to attract, retain, and reward key leaders critical to our success by providing competitive total compensation.

•	Reward Productivity. Total compensation is designed to promote and reward the attainment of goals and adherence to Company principles and values.

Our total compensation takes into consideration many factors and analysis, but the overriding goal is to motivate and reward executives for performance that promotes stockholder value. To this end, our executives are expected to follow and maintain the following best in class principles:

•	Setting goals focused on Company growth

•	Total commitment to the business plan

•	Operational execution

•	Creating a cadence of accountability

•	Knowledge of the business

•	Honoring a commitment to excellence

•	Overcoming adversity

•	Leadership

•	Developing talent within the organization

•	Execution of plans

•	Representing the core values of the Company

•	Vision for growth

•	Adherence to financial responsibility

•	Learning new ways to grow revenue

•	Understanding the market

•	Ethics

Elements of our Compensation Program

In general, our compensation program consists of the following elements: base salary, performance-based annual cash incentives, performance based equity awards, and long-term incentives designed to promote long-term performance and key employee retention. Primary benefits for executives include participation in the Company’s 401(k) plan, health, dental and vision plans, and various other insurance plans, including life, and disability, all of which are available to all employees on a nondiscriminatory basis. The Company provides limited perquisites to executives as further described under the heading “Material Perquisites to our Named Executive Officers”.

Base salary.    The Compensation Committee, with the assistance of our Chief Executive Officer and President, annually reviews the base salary of each named executive officer. If appropriate and based on individual performance, adjustments are made to base salaries. Annual salaries are based on experience, scope and complexity of the position, responsibilities, peer group comparison, our performance for the fiscal year and subjective evaluation of each executive’s contribution to that performance.

Annual cash incentives.    The Compensation Committee believes annual cash incentives promote superior operational performance, disciplined cost management, and increased productivity and efficiency that contribute significantly to positive results for our stockholders. Our compensation structure provides for annual performance incentives that are linked to our earnings and other financial objectives for the year and intended to compensate our named executive officers for our annual performance measures, which measures are designed to enhance shareholder value. The annual incentive process involves the following steps:

•	establishing our overall performance goals;

•	setting target incentives for each individual;

•	measuring our actual financial performance against the predetermined goals to determine incentive payouts; and

•	making discretionary judgments and changes to the results, if appropriate.

The steps for the 2012 annual cash incentive payment are described below:

A.	Establishing our performance goals.

For the 2012 annual cash incentive (the “2012 Incentive”), the Compensation Committee, with the assistance and input of management, set company-wide performance goals for the 2012 fiscal year, which were approved by the Board in December 2011. These goals were set in order to incentivize management to improve profitability and thereby increase long-term stockholder value. In 2012, each NEO was entitled to receive the following target cash incentives, expressed as a percent of base salary: up to 90% for Mr. Moyes, 75% for Mr. Stocking, 60% for Ms. Henkels and 50% for Messrs. Fry and Runnels (“Target Cash Incentives”). The Company’s attainment of specified levels of Adjusted EPS determined the total percent of Target Cash Incentives to be paid. We define Adjusted EPS as (1) income (loss) before income taxes plus (i) amortization of the intangibles from our 2007 going-private transaction, (ii) non-cash impairments, (iii) other special non-cash items, (iv) excludable transaction costs, (v) the mark-to-market adjustment on our interest rate swaps that is recognized in the statement of operations in a given period, and (vi) the amortization of previous losses recorded in accumulated other comprehensive income related to interest rate swaps we terminated upon our IPO and refinancing transactions in December 2010; (2) reduced by our normalized effective tax rate; (3) divided by weighted average diluted shares outstanding. The foregoing definition of Adjusted EPS is used by the Company for reporting purposes and the calculation includes an expense accrual for the payment of Target Cash Incentives. However, the Compensation Committee determined that the inclusion of an accrual in excess of 100% of the Target Cash Incentive in calculating Adjusted EPS for cash incentive purposes unfairly decreases Adjusted EPS and the percent of Target Cash Incentive to be paid because expensing such excess accrual to arrive at Adjusted EPS in effect penalizes individuals for superior performance (above the 100% Target Cash Incentive) of the Company. Therefore, the Compensation Committee determined that any Target Cash Incentive accrual in excess of the 100% Target Cash Incentive should be added back to the Adjusted EPS calculations to determine the 2012 Incentive payout (“Cash Incentive Adjusted EPS”).

Cash Incentive Adjusted EPS is used to determine the percentage of Target Cash Incentive payout (see table below). For example, if the Cash Incentive Adjusted EPS equals the Target Cash Incentive at the 100% level of attainment, Mr. Stocking would be entitled to receive 75% of his base salary as the 2012 Incentive, or if the Company’s Cash Incentive Adjusted EPS equals the 150% level of attainment, Mr. Stocking would be entitled to receive an additional 37.5% (50% of his 75%) of his base salary as the 2012 Incentive. For fiscal 2012, although the full year reported Adjusted EPS is $1.00, the Cash Incentive Adjusted EPS used for determining the percent of the Target Cash Incentive to be paid was $1.03, which is the Adjusted EPS after adding back the expense accrual in excess of the 100% Target Cash Incentive accrual.

The 2012 Incentive payout percentages upon attainment of certain levels of Cash Incentive Adjusted EPS were as follows:

Level of Attainment:	Threshold	Target	Stretch	Maximum
Percent of Target Cash Incentive to be paid	50%	100%	150%	200%
Cash Incentive Adjusted EPS	$0.85	$0.92	$1.00	$1.19

Cash Incentive Adjusted EPS for 2012 was $1.03, resulting in a 165% level of attainment and accordingly, 2012 Incentive payouts to the named executive officers were as follows:

Executive	Base Salary (1)	Target Cash Incentive Percentage	$ Amount of Cash Incentive at 100% Level of Attainment	2012 Cash Incentive Paid at 165% Level of Attainment (2)	2012 % of Salary at 165% Level of Attainment
Jerry Moyes	$600,000	90%	$540,000	$891,000	149%
Richard Stocking	$500,000	75%	$375,000	$618,750	124%
Virginia Henkels	$325,000	60%	$195,000	$321,750	99%
James Fry	$252,000	50%	$126,000	$207,900	83%
Kenneth Runnels	$250,000	50%	$125,000	$206,250	83%

(1)

Reflects base salary adjustments implemented in July 2012 pursuant to the recommendation of the Compensation Consultant in order to remain competitive with our peer group at the 50th percentile of the industry average.

(2)	75% of this amount was paid on December 22, 2012 and the balance was paid on February 14, 2013.

B.	Setting a target incentive.

The 2012 Target Cash Incentive payout amounts for each named executive officer are expressed as a percentage of the executive’s base salary and are based on the executive’s job grade. The actual payment levels were based on Company achievement of the specified levels of Cash Incentive Adjusted EPS. The actual 2012 Incentive payments the named executive officers were eligible to receive is set forth above. An individual cash incentive award may be adjusted up or down based on overall team performance, department performance, and individual performance.

C.	Measuring performance.

On December 20, 2012, the Compensation Committee reviewed Swift’s actual financial performance as of that date and determined that the Company had already attained an Adjusted EPS of $0.92 which corresponds to the 100% Target Cash Incentive attainment level payout amount and authorized a December 22, 2012 payment of 75% of the Target Cash Incentive payout amount for each NEO as well as all other employees eligible for a cash incentive payout, with the ability to increase that payout contingent upon a calculation of the final Cash Incentive Adjusted EPS subsequent to year end. On January 7, 2013, after the Company calculated the final 2012 financial results, the Compensation Committee reviewed the results and made a final determination that the Company achieved an Cash Incentive Adjusted EPS for 2012 of $1.03, which equates to an attainment level of 165% which is just above the “Stretch” level of Attainment as set forth in the above table.

Long-term incentives.    Long-term incentives in our compensation program are principally equity based. Our equity based incentives have traditionally consisted of stock options granted under our 2007 Omnibus Incentive Plan as Amended and Restated December 15, 2010 (the “Plan”) and are designed to promote long-term performance and the retention of key employees. The Company did not issue any equity awards in 2012, but historically limited such equity grants solely to stock options.

2013 Compensation Actions

Cash Incentive Arrangements for 2013

Similar to the 2012 Incentive and as permitted pursuant to the Plan, the Compensation Committee approved a 2013 cash incentive plan (“2013 Cash Incentive Plan”) that is based on the Company achieving certain pre-established Cash Incentive Adjusted EPS and revenue targets. The 2013 Cash Incentive Plan provides for the same NEO target incentives as the 2012 Incentive, expressed as a percent of base salary for each currently named executive officer as follows: up to 90% for Mr. Moyes, 75% for Mr. Stocking, 60% for Ms. Henkels and 50% for Messrs. Runnels and Fry.

Long-Term Incentive Awards for 2013

Based on recommendations by PM and in order to maintain competitive balance with our peer group and to better align total executive compensation with the creation of stockholder value, on February 22, 2013, the Compensation Committee approved the award of restricted stock units, stock options and performance units (collectively “Equity Incentive Awards”) to NEOs, executives and certain pay grade levels of individual employees as determined by management. Equity Incentive Awards to the NEOs are based on pay grade, Company and individual performance. The objective of the Equity Incentive Awards is to align the equity aspect of total compensation with the interests of our stockholders by motivating and rewarding the creation and preservation of long-term stockholder value. The level of equity compensation is determined based on an evaluation of competitive factors in conjunction with total compensation provided to the NEOs and the goals of the compensation program described above. The terms of the Equity Incentive Awards are as follows:

•

Restricted Stock Units (“RSU”) — Each RSU represents a contingent right to receive one share of the Company’s Class A common stock. The RSUs vest in equal installments on each of the first three anniversaries of the date of grant. Value and number of RSUs awarded are determined on the grant date.

•

Performance Units (“PU”) — The PUs vest if the Company meets specified performance objectives related to return on net assets and its leverage ratio for a three year fiscal beginning with the 2013 calendar year and ending on December 31, 2015. Value and number of PUs awarded are determined on the grant date.

•

Stock Options — The Stock Options have an exercise price equivalent to the closing price on the NYSE of the Company’s Class A common stock on the date of grant. The Stock Options vest in three equal installments over a three year period beginning with the first anniversary from the award date. Value and number of Stock Options awarded are determined on the grant date.

Vesting of awards of RSUs and Stock Options shall automatically accelerate upon a termination of employment by the Company without cause or upon a Change of Control (as defined in the award agreements). Vesting of awards of PUs accelerate if a Change of Control (as defined in the form of PU award agreement) occurs two years from the date of grant and the Company has met the specified performance objectives related to return on net assets and its leverage ratio for the two fiscal years prior to the Change of Control. Upon a voluntary termination by the NEOs or termination by the Company for cause, all unvested RSUs, Stock Options and PUs shall be forfeited by the NEOs.

In February 2013, we granted RSU, Stock Option and PU awards in the following amounts to the following NEOs:

Named Executive Officer	Options	RSUs	PUs
Jerry Moyes, Chief Executive Officer	132,270	0	52,769
Richard Stocking, President, Chief Operating Officer	54,722	21,831	21,831
Virginia Henkels, Executive Vice President, Chief Financial Officer	20,325	8,109	8,109
James Fry, Executive Vice President General Counsel	11,820	4,716	4,716
Kenneth Runnels, Executive Vice President Operations	11,726	4,678	4,678

The above equity awards occurred on February 22, 2013, and the Compensation Committee anticipates that grant dates of equity awards in the foreseeable future will generally coincide with similar dates. We anticipate that awards will be made in the first quarter because the timing allows the Compensation Committee to be aware of the Company and individual performance from the preceding year thereby enabling the Compensation Committee to make an accurate and reasoned determination of awards based upon the most recent past performance. In granting such equity awards, the Compensation Committee will also consider whether or not it or the participant are in possession of any material non-public information that could affect the value of any award of equity and will take into consideration the existence and impact of the same in determining whether or not such grant should be delayed as a consequence thereof to avoid the appearance of any impropriety.

Stock Trading Policy.

The Company has a securities trading policy which sets forth the terms, conditions, timing, limitations and prohibitions with respect to employee trading in Company stock. All directors, NEOs and specified restricted individuals are required to obtain approval from the Company compliance officers prior to engaging in any stock transaction and all employees are prohibited from engaging in any puts, calls or short selling of Company stock.

Individual Agreements with our Named Executive Officers

We have not entered into employment, change in control or severance agreements with any of our named executive officers.

Material Perquisites to our Named Executive Officers

We do not offer any material perquisites to our named executive officers except the following:

We occasionally provide for the use of charter aircraft that includes a personal element of travel either for certain of our NEOs and or their family members, including attendance at executive team building retreats.

Alignment of each Element of Compensation and our Decisions regarding that Element with

Overall Compensation Objectives

Before establishing or recommending executive compensation payments or awards, the Compensation Committee considers all the components of such compensation, including current salary, short term cash incentives, annual and long-term incentive awards, and prior equity grants. The Compensation Committee considers each element in relation to the others when setting total compensation, with a goal of setting overall compensation at levels that the Compensation Committee believes are appropriate.

Deductibility of Compensation under Section (162m) of the Code

Section 162(m) of the Code limits the Company’s deduction for compensation paid to the executive officers named in the Summary Compensation Table, other than the Chief Financial Officer, to $1 million unless certain requirements are met. The Company intends to structure its compensation arrangements in a manner that would comply with Section 162(m). Although the Compensation Committee plans to evaluate and limit the impact of Section 162(m), it believes that the tax deduction is only one of several relevant considerations in setting compensation. Accordingly, where it is deemed necessary and in the best interests of the Company to attract and retain executive talent to compete successfully and to motivate such executives to achieve the goals inherent in our business strategy, the Compensation Committee may approve compensation to executive officers which exceeds the limits of deductibility. In this regard, certain portions of compensation paid to the NEOs may not be deductible for federal income tax purposes under Section 162(m) of the Code.

Accounting for Stock-Based Compensation

The Company accounts for stock-based long-term incentive awards, in accordance with FASB ASC 718, “Stock Compensation.”

2012 SUMMARY COMPENSATION TABLE

The following table provides information about compensation awarded and earned during 2012, 2011, and 2010 by our CEO, CFO, and the three most highly compensated executive officers (other than the CEO and CFO), or collectively, the “named executive officers” (“NEOs”).

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)		Option Awards ($) (2)	Non-Equity Incentive Plan Compensation (3)	All Other Compensation ($) (4)	Total ($)
Jerry Moyes,	2012	550,676	—		—	891,000	155	1,441,831
Chief Executive Officer	2011	508,400	294,457		—	—	9,206	812,063
	2010	501,292			—	—	12,274	513,566

Richard Stocking,	2012	460,672	—		—	618,750	7,410	1,086,832
President, Chief	2011	416,411	294,457		—	—	9,051	719,919
Operating Officer	2010	401,292	—		134,080	571,600	9.001	1,115,973

Virginia Henkels	2012	309,536			—	321,750	9,206	640,492
Executive Vice President,	2011	288,959	145,951		—	—	9,206	444,116
Chief Financial Officer	2010	276,292	—		100,560	283,400	9,156	669,408

Kenneth Runnels,	2012	242,833			—	206,250	9,206	458,289
Executive Vice President	2011	230,841	116,596		—	—	9,206	356,643
Operations	2010	219,292	—		100,560	226,400	9,306	555,558

James Fry,	2012	243,756	—		—	207,900	1,805	453,461
Executive Vice President	2011	230,841	136,596	(5)	—	—	1,701	369,138
General Counsel	2010	191,467	—		50,280	198,575	8,700	449,022

(1)	This column represents the 2011 discretionary bonus amounts in an amount equal to the target payout amount under the 2011 Incentive for each named executive officer as approved by the Compensation Committee and paid to the named executive officers.

(2)	This column represents the grant date fair value of stock options under Topic 718 granted to each of the named executive officers in 2010. For additional information on the valuation assumptions with respect to the 2010 grants, refer to Note 16 of the Company’s audited consolidated financial statements included in our Annual Report filed on Form 10K.

(3)	The amounts for a given year represent the amount of incentive compensation earned with respect to such year. The Incentive Plan compensation amounts were calculated based on our actual financial performance for 2010 and 2012, as compared with established targets. See “Executive Compensation-Elements of our Compensation Program-Establishing our Performance Goals” for further information.

(4)	This column represents all other compensation paid to the named executive officers for employer 401(k) matches, executive disability insurance, identity theft protection and other benefits, none of which individually exceeded $10,000.

(5)	Includes additional $20,000 discretionary bonus paid in 2011 for work performed in connection with the initial public offering of the Company.

GRANTS OF PLAN-BASED AWARDS IN 2012

The following table provides estimated information about non-equity plan-based awards that may be granted to the named executive officers in 2012. There were no equity based awards to named executive officers in 2012.

	Estimated Future Payouts Under Non-Equity Incentive Plan Awards for 2012(1)
	Threshold ($)	Target ($)	Maximum ($)
Jerry Moyes	$270,000	$540,000	$1,080,000
Richard Stocking	$187,500	$375,000	$750,000
Virginia Henkels	$97,500	$195,000	$390,000
James Fry	$63,000	$126,000	$252,000
Kenneth Runnels	$62,500	$125,000	$250,000

(1)	These columns represent the potential value of 2012 Incentive payouts for each named executive officer, for which target amounts were approved by the Compensation Committee in December 2011. The Company’ s Cash Incentive Adjusted EPS of $1.03 for 2012 equated to an attainment level which is 65% above the Target and 35% below the Maximum and the Company paid 2012 Incentives at this level which is more specifically set forth in the table on page 34 of this Proxy Statement.

OUTSTANDING EQUITY AWARDS AT 2012 FISCAL YEAR-END

The following table provides information on the current holdings of stock options of the NEOs. This table includes unexercised and unvested options as of December 31, 2012. Each equity grant is shown separately for each named executive officer.

	Option Awards (1)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)(2)	Option Expiration Date
Jerry Moyes	—		—	—	—
Virginia Henkels	20,000	(2)	—	11.00	10/16/2017
	66,667	(2)	33,333	11.00	08/27/2018
	8,000		16,000	8.80	02/28/2020
Richard Stocking	120,000	(2)	—	11.00	10/16/2017
	13,333		26,667	8.61	12/31/2019
	10,667		21,333	8.80	02/28/2020
James Fry	21,333	(2)	10,667	11.00	08/27/2018
	9,333		18,667	8.61	12/31/2019
	4,000		8,000	8.80	02/28/2020
Kenneth Runnels	80,000	(2)	40,000	11.00	08/27/2018
	8,000		16,000	8.80	02/28/2020

(1)	The stock options vest upon a five-year vesting period at a rate of 33 1/3% beginning with the third anniversary date of the grant.

(2)	In 2010, we re-priced our outstanding stock options that had strike prices above the initial public offering price per share to $11.00, the initial public offering price per share.

Option Exercises in 2012

No named executive officer exercised stock options in 2012.

Potential Payments Upon Termination or Change-in-Control

We do not currently have employment, change-in-control, or severance agreements with any of our NEOs.

As described under the heading “Elements of our Compensation Program – Long Term Incentives”, pursuant to the “named executive officers’ individual option award agreements, options held by the named executive officers, all vest upon a change-in-control of Swift. Assuming a change-of-control occurred on December 31, 2012, and based on a closing price of $9.12 per share of our common stock on the NYSE on December 31, 2012, the value of unvested options for our NEOs would be as follows:

Name	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price (2)	December 31, 2012 Change in Control price	Intrinsic Value of Unvested Options
Jerry Moyes	—	—	—	—
Virginia Henkels	33,333	$11.00	$9.12	—
	16,000	$8.80	$9.12	$5,120
Richard Stocking	26,667	$8.61	$9.12	$13,600
	21,333	$8.80	$9.12	$6,826
James Fry	10,667	11.00	$9.12	—
	18,667	8.61	$9.12	$9,520
	8,000	8.80	$9.12	$2,560
Kenneth Runnels	40,000	11.00	$9.12	—
	16,000	8.80	$9.12	$5,120

Retirement and Deferred Compensation

We do not provide any retirement benefits or deferred compensation arrangements to our named executive officers other than our 401(k) plan, which is available to all employees meeting the plan’s basic eligibility requirements.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of shares of our Class A common stock and Class B common stock as of March 22, 2013 for:

•	all of our named executive officers and directors as a group;

•	each of our named executive officers;

•	each of our directors; and

•	each beneficial owner of more than 5% of any class of our outstanding shares.

The percentage of beneficial ownership of our common stock is based on 52,495,236 shares of Class B common stock issued and outstanding and 87,309,116 shares of Class A Common Stock issued and outstanding for a total of 139,804,352 shares of common stock issued and outstanding as of March 22, 2013.

	Shares Beneficially Owned
Name and Address of Beneficial Owner(1)(2)	Class of Common Stock	Number	Percent of Total Common Stock(3)	Percent of Total Voting Power(4)
Named Executive Officers and Directors:
Jerry Moyes(5)(6)	B	48,353,490	34.6%	50.3%
Jerry Moyes(7)	A	3,069,699	2.2%	1.6%
Richard Stocking	A	145,500	*	*
Virginia Henkels	A	106,167	*	*
James Fry	A	35,666	*	*
Kenneth Runnels	A	88,000	*	*
William Post	A	7,875	*	*
Richard H. Dozer	A	9,208	*	*
David Vander Ploeg	A	9,208	*	*
Glenn Brown	A	32,875	*	*
All NEOs and directors as a group (9 persons)	A&B	51,857,688	37.1%	52.1%
Other 5% Stockholders
Moyes Affiliated Holdings
M Capital Group Investors, LLC(8), Delaware	B	21,632,080	15.5%	22.5%
Other Third Party Holdings
GCIC Ltd(9) One Adelaide St East Toronto, Ontario Canada	A	10,548,810	7.5%	5.5%
Valinor Management, LLC(10) and other affiliated entities 90 Park Avenue, 40th Floor New York, New York 10016	A	8,659,715	6.2%	4.5%
Massachusetts Financial Services Company(11) 111 Huntington Ave. Boston, MA 02199	A	5,826,617	4.2%	3.0%

	Shares Beneficially Owned
Name and Address of Beneficial Owner(1)(2)	Class of Common Stock	Number	Percent of Total Common Stock(3)	Percent of Total Voting Power(4)
Invesco Ltd(12) 1555 Peachtree St. NE Atlanta, GA 30309	A	5,760,454	4.1%	3.0%
The Vanguard Group(13) 100 Vanguard Blvd. Malvern, PA 19355	A	4,881,433	3.5%	2.5%

*	Represents less than 1% of the outstanding shares of our common stock or less than 1% of the voting power.

(1)	Except as otherwise indicated, addresses are c/o Swift, 2200 South 75th Avenue, Phoenix, Arizona 85043.

(2)	Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of our common stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of March 22, 2012 are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities.

(3)	Percent of total common stock represents the percentage of total shares of outstanding Class A common stock and Class B common stock.

(4)	Percent of total voting power represents voting power with respect to all shares of our Class A common stock and Class B common stock, as a single class. Each holder of Class A common stock is generally entitled to one vote per share of Class A common stock and each holder of Class B common stock is generally entitled to two votes per share of Class B common stock on all matters submitted to our stockholders for a vote.

(5)	Consists of Class B shares owned by (a) Mr. Moyes (72,215), (b) Mr. Moyes and Vickie Moyes, jointly (8,519,200) and (c) the Jerry and Vickie Moyes Family Trust dated December 11, 1987 (11,113,203), over which Mr. Moyes and Mrs. Moyes are co-trustees and have sole voting and dispositive power over the shares. Also includes (i) 21,632,080 Class B shares owned by M Capital Group Investors, LLC (a Delaware limited liability company) over which Mr. and Mrs. Moyes have sole voting and dispositive power over the share; (ii) 2,346,702 Class B shares owned by Cactus Holding Company, LLC, an Alaska limited liability company (“Cactus Holding”) and (ii) 4,670,090 Class B shares owned by Cactus Holding Company II, LLC, an Alaska limited liability company (“Cactus Holding II”) over which Mr. and Mrs. Moyes have sole voting and dispositive power over the shares. 4,401,846 of the Cactus Holding Class B shares have been pledged to UBS as collateral to secure a personal loan by Mr. Moyes. 4,141,746 Class B shares owned by the various Moyes children’s trusts have been excluded because Mr. Moyes does not have voting and/or dispositive power over those shares.

(6)	Concurrently with our initial public offering in December 2010, Mr. Moyes, Jerry and Vickie Moyes, jointly, the Jerry and Vickie Moyes Family Trust and the various Moyes children’s trusts completed a private placement by a newly formed, unaffiliated trust (the “Trust”), of $262.3 million of its mandatory common exchange securities (the “Stockholder Offering”). Subject to certain exceptions, the Trust’s securities will be exchangeable into shares of our Class A common stock or alternatively settled in cash equal to the value of those shares of Class A common stock three years following December 15, 2010, the closing date of the Stockholder Offering. In connection with the Stockholder Offering, all Class B shares held by Jerry Moyes, Jerry and Vickie Moyes, jointly, the Jerry and Vickie Moyes Family Trust and the various Moyes children’s trusts have been pledged to the Trust.

(7)

Consists of Class A shares owned by (a) Cactus Holding Company II (2,789,599) over which Mr. and Mrs. Moyes have sole voting and dispositive power over the shares and such shares have been pledged as collateral to secure personal loans by Mr. Moyes as follows (i) 1,667,000 shares have been pledged to Barclays, (ii) 923,077 shares have been pledged to First Western, and (iii) 199,522 shares have been pledged to UBS; (b) the Jerry and Vickie Moyes Family Trust dated December 11, 1987 (280,000) over which Mr. Moyes and Mrs. Moyes are co-trustees and have sole voting and dispositive power over the shares, and (c) Jerry Moyes (100).

(8)	Consists of 21,632,080 Class B shares owned by M Capital Group Investors, LLC over which Mr. and Mrs. Moyes have sole voting and dispositive power over the shares. These shares are also included in the beneficial ownership of Mr. Moyes.

(9)	GCIC Ltd, Schedule 13G filing, dated January 10, 2013, reports beneficial ownership of sole voting and sole dispositive power over 10,548,810 shares of Class A common stock.

(10)	Valinor Management, LLC, David Gallo and Valinor Capital Partners Offshore Master Fund, L.P. Schedule 13G/A filing, dated February 14, 2013, reports beneficial ownership collectively of 8,659,715 shares of Class A common stock beneficially owned by Valinor Management, LLC and David Gallo, with shared voting and dispositive power and 5,506,376 shares of Class A common stock beneficially owned by Valinor Capital Partners Offshore Master Fund, L.P. with shared voting and dispositive power.

(11)	Massachusetts Financial Services Company, Schedule 13G filing, dated February 12, 2013, reports beneficial ownership of sole voting power over 5,522,987 shares of Class A common stock and sole dispositive power over 5,826,617 shares of Class A common stock.

(12)	Invesco Ltd., Schedule 13G/A, dated February 11, 2013 reports beneficial ownership of sole voting and sole dispositive power over 5,760,454 shares of Class A common stock.

(13)	The Vanguard Group -23-1945930, Schedule 13G filing dated February 11, 2013, reports beneficial ownership of sole voting power over 114,469 shares of Class A common stock, sole dispositive power over 4,769,964 shares of Class A common stock and shared dispositive power over 111,469 shares of Class A common stock.

PROPOSAL NO. 2:

ADVISORY VOTE ON THE COMPENSATION OF SWIFT’S NAMED EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, (“Dodd-Frank Act”) enables our stockholders to vote to approve, on an advisory (nonbinding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules. Accordingly, we are providing a vote on the resolution set forth below as required by the Dodd-Frank Act and Section 14A of the Securities Exchange Act of 1934.

As discussed in our CD&A, the principal objectives of our executive compensation programs are to attract, retain, and motivate talented executives, reward strong business results and performance, and align the executive’s interests with stockholder interests. The objectives are based on the certain core principles, which we explain in greater detail in the CD&A section of this proxy statement.

At the Company’s 2012 Annual Meeting of Stockholders held on May 3, 2012, more than 93% of the votes cast (excluding abstentions and broker non-votes) were in favor of the non-binding proposal on executive compensation. The Compensation Committee considered this a favorable outcome from stockholders and believes it reflects an endorsement of our compensation policies and philosophy. At the 2013 Annual Meeting of Stockholders, we will again hold an advisory vote to approve executive compensation. The Compensation Committee will continue to consider the results from this year’s and future advisory votes on executive compensation.

We believe that the Company’s executive compensation programs have been effective in incenting the achievement of our positive results. We are asking our stockholders to indicate their support for our named executive officers compensation as described in this proxy statement. This proposal, commonly known as a “say on pay” proposal, gives you as a stockholder the opportunity to express your views regarding our fiscal year 2013 executive compensation policies and procedures for named executive officers. The vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the policies and procedures described in this proxy statement. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

RESOLVED, that the stockholders of Swift Transportation Company approve, on an advisory basis, the compensation of the named executive officers as disclosed pursuant to Item 402 of Regulation S-K in the Compensation Discussion and Analysis, compensation tables and related narrative discussion in the Company’s proxy statement for the 2013 Annual Meeting of Stockholders.

Although this is an advisory vote that will not be binding on the Compensation Committee or the Board, we will carefully review the results of the vote.

THE BOARD OF DIRECTORS UNANIMOUSLY

RECOMMENDS A VOTE

FOR

PROPOSAL TWO

PROPOSAL NO. 3:

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Appointment of Independent Registered Public Accounting Firm

KPMG LLP audited Swift’s annual financial statements for the fiscal year ended December 31, 2012. The Audit Committee has appointed KPMG LLP to be Swift’s independent registered public accounting firm for the fiscal year ending December 31, 2013. The stockholders are asked to ratify this appointment at the Annual Meeting. Representatives of KPMG LLP will be present at the meeting to respond to appropriate questions and to make a statement if they so desire.

Policies Regarding Independent Auditor

The Audit Committee is directly responsible for the appointment, compensation and oversight of the independent registered public accounting firm. The Audit Committee preapproves all audit services and non-audit services to be provided to Swift by its independent registered public accounting firm. The Audit Committee may delegate to one or more of its members the authority to grant the required approvals, provided that any exercise of such authority is presented at the next Audit Committee meeting.

The Audit Committee may preapprove for up to one year in advance the provision of particular types of permissible routine and recurring audit-related, tax and other non-audit services, in each case described in reasonable detail and subject to a specific annual monetary limit also approved by the Audit Committee. The Audit Committee must be informed about each such service that is actually provided. In cases where a service is not covered by one of those approvals, the service must be specifically preapproved by the Audit Committee or a delegated member thereof.

Each audit or non-audit service that is approved by the Audit Committee (excluding tax services performed in the ordinary course of Swift’s business and excluding other services for which the aggregate fees are expected to be less than $300,000 will be reflected in a written engagement letter or writing specifying the services to be performed and the cost of such services, which will be signed by either a member of the Audit Committee or by an officer of Swift authorized by the Audit Committee to sign on behalf of Swift.

The Audit Committee will not approve any prohibited non-audit service or any non-audit service that individually or in the aggregate may impair, in the Audit Committee’s opinion, the independence of the independent registered public accounting firm.

Vote Required For Ratification

The Audit Committee is responsible for selecting Swift’s independent registered public accounting firm. Accordingly, stockholder approval is not required to appoint KPMG LLP as Swift’s independent registered public accounting firm for fiscal year 2013. The Board believes, however, that submitting the appointment of KPMG LLP to the stockholders for ratification is a matter of good corporate governance. If the stockholders do not ratify the appointment, the Audit Committee will review its future selection of the independent registered public accounting firm.

The ratification of the appointment of KPMG LLP as Swift’s independent registered public accounting firm requires the affirmative vote of a majority of the shares cast at the Annual Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

A VOTE

FOR

THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP

AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FOR THE 2013 CALENDAR YEAR

AUDIT COMMITTEE REPORT

The Audit Committee, which was established in accordance with section 3(a)(58)(A) of the Exchange Act, is composed of Richard H. Dozer, (Chairman), William Post, David Vander Ploeg and Glenn Brown. The Board has determined that all members of the Audit Committee satisfy the independence listing standards of the NYSE and the SEC requirements and possess the requisite knowledge in financial matters to sit as a member of the Audit Committee. The Board has also made the determination that Mr. Dozer has the attributes of an audit committee financial expert as defined by SEC requirements. Information about Mr. Dozer’s past business and educational experience is included in his biography in this proxy statement under the caption “Directors and Executive Officers of the Company—Nominees for Director”.

The Audit Committee assists the Board in its oversight of Swift’s financial reporting process. The Audit Committee’s responsibilities are more fully described in its charter, which is available on Swift’s Web site at www.swifttrans.com.

Management has the primary responsibility for the financial statements and the financial reporting process, including internal control over financial reporting. Swift’s independent registered public accounting firm is responsible for performing an audit of Swift’s consolidated financial statements and expressing an opinion on the fair presentation of those financial statements in conformity with United States generally accepted accounting principles. The independent registered public accounting firm also is responsible for performing an audit of and expressing an opinion on the effectiveness of Swift’s internal control over financial reporting.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited consolidated financial statements for the fiscal year ended December 31, 2012, including a discussion of, among other things:

•	the acceptability and quality of the accounting principles;

•	the reasonableness of significant accounting judgments and critical accounting policies and estimates;

•	the clarity of disclosures in the financial statements; and

•	the adequacy and effectiveness of Swift’s financial reporting procedures, disclosure controls and procedures and internal control over financial reporting.

The Audit Committee also discussed with the CEO, CFO and Principal Accounting Officer of Swift their respective certifications with respect to Swift’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

The Audit Committee discussed with the independent registered public accounting firm the audited consolidated financial statements for the fiscal year ended December 31, 2012, the firm’s judgments as to the acceptability and quality of Swift’s accounting principles and such other matters as are required to be discussed with the Audit Committee under the standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”), including those matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the PCAOB in Rule 3200T.

In addition, the Audit Committee received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the firm’s communications with the Audit Committee concerning independence, and discussed with the independent registered public accounting firm the firm’s independence.

The Audit Committee discussed with Swift’s internal audit department and independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee meets with the internal auditor and the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of Swift’s internal controls and the overall quality of Swift’s financial reporting.

In reliance on the reviews and discussions referred to above, and the receipt of an unqualified opinion from KPMG LLP dated February 26, 2013, with respect to the consolidated financial statements of Swift as of and for the fiscal year ended December 31, 2012, the Audit Committee recommended to the Board, and the Board approved, that the audited consolidated financial statements be included in Swift’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

The Audit Committee regularly reviewed with General Counsel and internal audit any complaints received pursuant to the Company’s Whistleblower Policy (the “Policy”) and is responsible for overseeing compliance with the Policy and any investigations that were conducted with respect thereto.

This report is submitted by the Audit Committee.

Richard H. Dozer – Chairman

William Post

David Vander Ploeg

Glenn Brown

The foregoing report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any Company filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates this report.

AUDIT AND NON AUDIT FEES

Audit Fees

The aggregate fees billed to Swift by KPMG LLP for 2012 and 2011 for professional services rendered for the audit of Swift’s annual financial statements for fiscal years 2012 and 2011 and the reviews of the financial statements included in Swift’s quarterly reports were $ 1,473,000 and $1,480,142, respectively.

Tax Fees

The aggregate fees billed to Swift by KPMG LLP in 2012 and 2011 for professional services rendered for tax compliance, tax advice, and tax planning were $136,236 and $125,830, respectively.

All Other Fees

Swift was not billed by KPMG, LLP in 2012 and 2011 for any products and services provided, other than the services reported in the preceding two paragraphs.

Pre-Approval Policy for Audit and Non Audit Fees

All audit and non-audit services performed by our independent auditors are pre-approved by the Audit Committee. The respective approving parties concluded that the provision of such services by KPMG LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

The Audit Committee may delegate preapproval authority to one or more of its members. The member(s) to whom such authority is delegated must report, for informational purposes only, the preapproval decisions to the Audit Committee at its next scheduled meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Executive officers, directors and “beneficial owners” of more than ten percent of our common stock must file initial reports of ownership and changes in ownership with the SEC under Section 16(a) of the Exchange Act. SEC regulations require these reporting persons to furnish us with copies of all Forms 3, 4 and 5, and amendments thereto, that they file with the SEC. Based solely on our review of the copies of such forms furnished to us, or representations that no forms were required, we believe that during 2012 and through the date of this filing all of our officers, directors and greater than ten percent beneficial owners complied with all filing requirements of Section 16(a) of the Exchange Act except for one Form 3 filed on November 2, 2012, that should have been filed no later than September 6, 2012, for Steven Van Kirk (no holdings reported).

OTHER MATTERS

We are not aware of any other matters to be conducted at the meeting. The Company’s By-laws require stockholders to give advance notice of any proposal intended to be presented at the Annual Meeting, including the nomination of directors. The deadline for this notice has passed and we did not receive any such notices. If any other matter properly comes before the stockholders for a vote at the meeting, the proxy holders will vote your shares in accordance with their best judgment.

ADDITIONAL INFORMATION

Upon request, the Company will provide by first class mail, to each stockholder of record on the record date, without charge, a copy of this proxy statement, the proxy card, and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, including the required financial statements and financial statement schedules. Written requests for this information should be directed to: Corporate Secretary, Swift Transportation Company, 2200 South 75th Avenue, Phoenix, Arizona 85043.

STOCKHOLDER PROPOSALS

Stockholder proposals intended to be presented at the 2014 annual meeting of stockholders must be received by the Company no later than December 3, 2013 to be eligible for inclusion in the Company’s proxy statement and form of proxy for next year’s meeting. If any stockholder intends to present a proposal at the 2014 annual meeting of stockholders without inclusion of such proposal in our proxy materials, including director nominations, we must receive notice of such proposal no earlier than January 8, 2014 and no later than February 7, 2014. Any notice received prior to January 8, 2014 or after February 7, 2014 is untimely. Proposals must concern a matter that may be properly considered and acted upon at the Annual Meeting in accordance with applicable laws, regulations and the Company’s By-laws and policies, and must otherwise comply with Rule 14a-8 of the Exchange Act and we reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these requirements. Proposals should be addressed to Swift Transportation Company, Attention: Corporate Secretary, 2200 S. 75th Ave., Phoenix, AZ 85043.

FORWARD LOOKING STATEMENTS

This proxy statement contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and involve substantial risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include, but are not limited to, statements made in the Compensation Discussion and Analysis section of this proxy statement regarding future actions and benefits relating to our executive compensation programs. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements should be evaluated together with the many uncertainties that affect our business, particularly those mentioned under the heading “Risk Factors” in our annual report on Form 10-K (accompanying this report), and in the periodic reports that we file with the SEC on Form 10-Q and Form 8-K.

Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945
Address Change? Mark box, sign, and indicate changes below: ☐	COMPANY #
TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW, SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

The Board of Directors Recommends a Vote FOR each of the Directors listed below:

1. Election of directors:	01 William Post 04 David Vander Ploeg 02 Jerry Moyes 05 Glenn Brown 03 Richard H. Dozer	☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees
(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

ò    Please fold here – Do not separate     ò

The Board of Directors recommends a vote FOR Proposal 2:
2. Advisory vote to approve the compensation of Swift’s named executive officers.	☐	For	☐	Against	☐	Abstain
The Board of Directors recommends a vote FOR Proposal 3:
3. Advisory vote to ratify the appointment of KPMG LLP as Swift’s independent public accountants for calendar year 2013.	☐	For	☐	Against	☐	Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS.

Date

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

SWIFT TRANSPORTATION COMPANY

ANNUAL MEETING OF STOCKHOLDERS

Wednesday, May 8, 2013

8:00 a.m. MST

2200 S. 75th Ave.

Phoenix, AZ 85043

Swift Transportation Company 2200 S. 75th Ave. Phoenix, AZ 85043	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 8, 2013.

The shares of stock you hold in your account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” Proposals 1, 2 and 3.

By signing the proxy, you revoke all prior proxies and appoint James Fry and Virginia Henkels, and each of them with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

Vote by Internet, Telephone or Mail

24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET/MOBILE www.eproxy.com/swft Use the Internet to vote your proxy until 11:59 p.m. (MST) on May 7, 2013.	PHONE 1-800-560-1965 Use a touch-tone telephone to vote your proxy until 11:59 p.m. (MST) on May 7, 2013.	MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.